UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FTI CONSULTING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913

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FTI CONSULTING, INC.

Notice of Annual Meeting of Stockholders to be held on June 5, 2013

and

Proxy Statement

777 South Flagler Drive

Phillips Point

Suite 1500 West Tower

West Palm Beach, Florida 33401

(561) 515-1900

April 22, 2013

Dear Stockholder:

I would like to extend an invitation for you to join us at our 2013 Annual Meeting of Stockholders on Wednesday, June 5, 2013, at 9:30 a.m., Eastern Daylight Time, at our executive office located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

At this year’s meeting, you will be asked to elect the nine nominees named in our proxy statement as directors, ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013, cast an advisory (non-binding) vote to approve the compensation of our named executive officers, and act upon such other business as may properly come before the meeting or any postponement or adjournment of such meeting.

Attached you will find a notice of meeting and proxy statement, which contains further information regarding these proposals and the meeting. If you plan to attend the meeting in person, please respond affirmatively to the request for that information on the Internet, or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Whether or not you plan to attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly voting by telephone or the Internet, or by completing, signing, dating and returning your proxy card in the return envelope.

Sincerely,

JACK B. DUNN, IV

President and Chief Executive Officer

FTI CONSULTING, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Date:	June 5, 2013

Time:	9:30 a.m., EDT

Place:	FTI Consulting, Inc., Executive Office, 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401

Dear Stockholder:

The 2013 Annual Meeting of Stockholders of FTI Consulting, Inc., a Maryland corporation, will be held at the location, on the date and at the time specified above. At the meeting, we will ask you to:

¡	elect the nine nominees identified in the proxy statement as directors of the Company;

¡	ratify the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

¡	approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the proxy statement; and

¡	transact any other business as may properly come before the meeting or any postponement or adjournment thereof to the extent permitted by applicable law.

The Board of Directors recommends a vote FOR the election of each of the nine nominees for director identified in the proxy statement, FOR the ratification of the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013, and FOR approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as described in the proxy statement for the 2013 Annual Meeting of Stockholders.

Stockholders of record at the close of business on March 25, 2013 will be entitled to notice of and to vote at the 2013 Annual Meeting of Stockholders and any postponement or adjournment of the meeting.

By Order of the Board of Directors,

JOANNE F. CATANESE

Associate General Counsel and Secretary

April 22, 2013

Every stockholder’s vote is important. Please vote as promptly as possible by using the Internet, the telephone or by completing, signing, dating and returning a proxy card, even if you plan to attend the meeting in person. See our questions and answers about the meeting for information about voting by Internet, telephone or mail, how to revoke a proxy and how to vote shares in person.

i

777 South Flagler Drive

Phillips Point

Suite 1500 West Tower

West Palm Beach, Florida 33401

(561) 515-1900

April 22, 2013

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of FTI Consulting, Inc., a Maryland corporation (the “Company” or “FTI Consulting”), will be held on June 5, 2013, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s executive office, located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

Our Board of Directors (“Board”) is furnishing you a proxy statement to solicit proxies on its behalf to be voted at our Annual Meeting because you were a stockholder at the close of business on March 25, 2013, the record date for the Annual Meeting, and are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting. This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares.

On or about April 22, 2013, we began mailing or e-mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2012 Annual Report to Stockholders for the year ended December 31, 2012 (the “Annual Report”) online and we began sending a full set of the proxy materials and Annual Report to stockholders who previously requested delivery in paper copy.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

As a stockholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement. The proxy materials include the proxy statement for that meeting and our Annual Report. If you received a paper copy of these materials by mail or e-mail, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the nine nominees for director named in this proxy statement, information about our Board and its Committees, the compensation of non-employee directors for the year ended December 31, 2012, the compensation of our named executive officers for the year ended December 31, 2012, and certain other information we are required to provide to you.

When and where will FTI Consulting hold the Annual Meeting?

The Annual Meeting will be held on Wednesday, June 5, 2013, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s executive office, located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, telephone no. (561) 515-1900.

What items of business will be voted on at the Annual Meeting?

At the Annual Meeting, we will ask you to:

■	elect the nine nominees identified in the proxy statement as directors of the Company;

■	ratify the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

■	approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the proxy statement; and

■	transact any other business as may properly come before the meeting or any postponement or adjournment thereof to the extent permitted by applicable law.

What are the Board’s voting recommendations and how will my shares of FTI Consulting common stock be voted if I do not specify my voting instructions on the proxy card?

The Board recommends that you vote your shares:

■	FOR the election of the nine nominees identified in the proxy statement as directors of the Company;

■	FOR the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2013;

■	FOR the approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as described in the proxy statement; and

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in accordance with the discretion of the named proxies on any other business that may properly come before the Annual Meeting or any postponement or adjournment of the meeting to the extent permitted by applicable law.

If you sign, date and return a proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations.

Why did I receive a Notice of Internet Availability of Proxy Materials?

We are pleased to continue to use the Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials over the Internet. As permitted under the SEC rule, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail or e-mail to many stockholders instead of paper copies of the proxy materials. All stockholders receiving the Notice will have the ability to access this proxy statement and our Annual Report on the website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request printed copies may be found in the Notice or the e-mail accompanying the Notice.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by e-mail will remain in effect until the stockholder terminates it. Your Notice will contain instructions on how to:

■	view our proxy materials for the Annual Meeting on the Internet;

■	view our Annual Report on the Internet; and

■	instruct us to send future proxy materials to you electronically by e-mail.

Why did I receive a Notice by e-mail?

We are providing the Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to vote by Internet, by telephone, by requesting a paper proxy card, or by attending the Annual Meeting and submitting a ballot in person.

Why did I receive paper copies of the proxy materials and Annual Report?

We are providing some of our stockholders, including stockholders who have previously requested paper copies of the proxy materials and Annual Report, and some of our stockholders who live outside of the United States (“U.S.”), with paper copies of this proxy statement and the Annual Report, instead of the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

How can I request paper copies of the proxy materials and Annual Report?

Stockholders will find instructions about how to obtain paper copies of the proxy materials and Annual Report on the Notice. Stockholders receiving an e-mail will find instructions about how to obtain paper copies as part of the e-mail.

Who pays the costs of the proxy solicitation?

FTI Consulting will pay the cost of soliciting proxies. In addition to the mailing and e-mailing of the Notice and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for such solicitation activities.

How many votes must be present to hold the Annual Meeting?

As of the close of business on March 25, 2013, the record date for the Annual Meeting, 40,168,048 shares of our common stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, in which case the Annual Meeting may be adjourned until such time as a quorum is present.

Abstentions from voting on a proposal and broker non-votes are counted for determining whether a quorum is present. If a broker does not return a properly executed proxy, then the holder is not deemed present for quorum purposes. Stockholders who return a properly executed proxy (whether or not the stockholder votes, abstains from voting or withholds voting authority with respect to the election of a director) are present for purposes of determining whether a quorum is present.

How do I vote my shares?

You have one vote for each share of our common stock that you owned of record at the close of business on March 25, 2013. Even if you plan to attend the Annual Meeting in person, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting. By voting by proxy, you will be directing the designated person or persons as your proxies to vote your shares of common stock at the Annual Meeting in accordance with your instructions.

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How can I vote in person? Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy giving you the right to vote such shares from the broker, bank or other nominee or fiduciary that is the record holder of your shares.

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How can I vote by Internet? Stockholders who received a Notice by mail or e-mail may submit proxies over the Internet by following the instructions on the Notice or the e-mail. Stockholders who have received paper copies of the proxy materials, including a proxy card or voting instruction card, may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 4, 2013. You will be given the opportunity to confirm that your instructions have been properly recorded.

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How can I vote by telephone? If you are a registered “record” stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, you may also vote by telephone by calling 1-800-690-6903, toll-free, and following the instructions. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 4, 2013. Stockholders who are beneficial owners and who receive paper voting instruction cards may vote by telephone by calling the number specified on the voting instruction card provided by their broker, bank or other nominee or fiduciary. Those stockholders should check the voting instruction cards for telephone voting availability.

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How can I vote by mail? Stockholders who have received a paper copy of a proxy card or voting instruction card may submit proxies by completing, signing and dating their proxy card or voting instruction card and returning it in the accompanying pre-addressed envelope. IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

If you vote via the Internet or by telephone, please do not return a paper proxy card to vote your shares.

What does it mean if I received more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker, bank or other nominee or fiduciary or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.

Will my shares be voted if I do not complete, sign, date and return my proxy card or voting instruction card?

If you are a registered “record” stockholder and you do not vote your shares by Internet, by telephone or by completing, signing, dating and returning a paper proxy card, your shares will not be voted unless you attend the Annual Meeting and vote in person.

If your shares are held in a brokerage account or by another nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, banks and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker, bank or other nominee or fiduciary how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, bank or other nominee or fiduciary to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank or other nominee or fiduciary that holds your shares giving you the right to vote the shares at the meeting.

Even if you do not provide voting instructions on your instruction form, if you hold shares through an account with a broker, bank or other nominee or fiduciary, your shares may be voted. Brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 2, to ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 is considered a routine matter for which brokers, banks or other nominees or fiduciaries may vote in the absence of specific instructions.

When a proposal is not considered “routine” and the broker, bank or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. Proposal No. 1, to elect the nine nominees as directors, and Proposal No. 3, to cast an advisory (non-binding) vote to approve the compensation of our named executive officers, are non-routine proposals and brokerage firms, banks and other nominees or fiduciaries may not vote on such proposals in the absence of specific instructions. This means that brokerage firms, banks and other nominees and fiduciaries that have not received voting instructions from their clients on these matters may not vote on these proposals. These votes that, in accordance with stock exchange rules, cannot be cast by a broker, bank or other nominee or fiduciary on non-routine matters are known as “broker non-votes.”

How can I revoke my proxy and change my vote prior to the meeting?

You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:

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You may notify our Corporate Secretary, at our principal executive office at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, in writing that you wish to revoke your proxy.

■	You may submit a proxy dated later than your original proxy.

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You may attend the Annual Meeting and vote by ballot if you are a stockholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of common stock at the Annual Meeting.

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For shares you hold beneficially or in street name, you may change your vote by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank or other nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How many votes will be needed to approve each of this year’s proposals?

Proposal No. 1: Elect the nine nominees identified in the proxy statement as directors of the Company	The nine nominees for election as directors will be elected by a “plurality” of the votes cast at the meeting. This means that the nine nominees who receive the highest number of “FOR” votes will be elected as the directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Withhold votes and broker non-votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal No. 2: Ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013	Ratification of the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either for or against Proposal 2 and will have no effect on the results of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal No. 3: Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the proxy statement	The approval of a resolution approving the compensation of our named executive officers as described in this proxy statement is an advisory (non-binding) vote. However, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as described in this proxy statement. Abstentions and broker non-votes will not be counted as votes cast either for or against Proposal 3 and will have no effect on the results of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

How will the proxies vote my shares if I return a properly executed proxy but do not vote on a proposal?

If you return a properly executed proxy without voting, the shares will be voted as recommended by our Board, as follows:

■	FOR the election of the nine nominees identified in the proxy statement as directors of the Company;

■	FOR the ratification of the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2013; and

■	FOR the approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as described in the proxy statement.

ADDITIONAL INFORMATION

On or about April 22, 2013, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or the proxy statement and the Annual Report in paper copy, to the Company’s stockholders of record as of the close of business on March 25, 2013. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, proxy statement and Annual Report are available on our website at http://www.fticonsulting.com, under “Our Firm – Governance – Proxy Statements,” “Our Firm – Governance – Annual Reports,” and under “Investor Relations – Frequently Requested Information.”

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

THE DIRECTOR NOMINATION PROCESS

Identification and Nomination of Candidates as Directors for Election at the Annual Meeting

The Board currently consists of eleven directors, of which eight are independent. Each year the Nominating and Corporate Governance Committee reviews our Categorical Standards of Director Independence and applicable NYSE and SEC governance rules, and works with the Board to develop the education, credentials and characteristics required of Board and Committee nominees in light of current Board and Committee composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements, and other factors it considers relevant. The Nominating and Corporate Governance Committee evaluates existing directors for reelection each year as if they were new candidates. The Nominating and Corporate Governance Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process or outside consultants. For a description of how the stockholder nomination process works, see “Corporate Governance – Stockholder Nominees for Director.” The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation, and is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates, and has sole authority to negotiate the fees and terms of such retention.

The Nominating and Corporate Governance Committee and Board focus on identifying directors and candidates for director who have a diversity of age, backgrounds, skills and experience. Key attributes that are considered by the Nominating and Corporate Governance Committee and the Board include:

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leadership and management experience in complex organizations or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that drive growth and change;

■	finance experience that demonstrates an understanding of finance and financial information and processes;

■	industry experience as executives, directors or leaders of companies in industries to which we provide services; and

■	global experience managing or growing companies outside of the U.S.

In addition, the Nominating and Corporate Governance Committee considers other factors, as it determines to be appropriate, including:

■	demonstrated strength of character, integrity and credibility;

■	mature and practical judgment;

■	public company board or equivalent experience, as well as the number of boards of other public companies on which such candidate sits, which may not exceed five;

■	the extent to which the candidate would fill a present need on the Board; and

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sufficient time to devote to the affairs of the Company, as well as other factors related to the ability and willingness of a candidate to serve, or an existing member of the Board to continue his or her service.

All of FTI Consulting’s current directors have leadership experience at companies, many with operations outside the U.S., or with governments, as well as experience on boards of companies or organizations, which provide the directors with an understanding of different processes, challenges and strategies. Many of our directors have experience in industries that provide services similar to those provided by industries serviced by our Company’s professionals, which enables them to contribute unique perspectives to the Board. Further, current directors have other experiences that make them valuable members, such as prior public policy or regulatory experience that provide insight into issues faced by our clients and our Company. The Nominating and Corporate Governance Committee and the Board believe that our directors constitute a diverse group of business leaders who possess the range of business and financial acumen and perspectives, and understanding of corporate governance practices and trends, necessary to effectively address our evolving needs and operations.

In April, 2013, the Nominating and Corporate Governance Committee contacted each incumbent director to ascertain his or her ability to continue to serve as a director if nominated by the Board and reelected by stockholders at the Annual Meeting. In response to that general inquiry, on April 7, 2013, Mr. Henrique de Campos Meirelles and Mr. George P. Stamas informed the Nominating and Corporate Governance Committee of their final decisions not to stand for reelection in 2013 in order to focus their attentions on other business activities. Messrs. Meirelles and Stamas will continue be directors of FTI Consulting until the election of directors at the Annual Meeting, at which time the size of the Board will be reduced to nine directors from eleven directors.

Based on the Nominating and Corporate Governance Committee’s evaluation of the qualifications of the incumbent directors and their ability to continue to serve as directors of the Company following the Annual Meeting, on April 9, 2013, the Nominating and Corporate Governance Committee recommended that the Board renominate the following incumbent directors to stand for reelection by stockholders at the Annual Meeting: Brenda J. Bacon, Denis J. Callaghan, Claudio Costamagna, James W. Crownover, Jack B. Dunn, IV, Vernon Ellis, Gerard E. Holthaus, Marc Holtzman and Dennis J. Shaughnessy.

PROPOSAL NO. 1 — ELECT AS DIRECTORS THE NINE NOMINEES NAMED IN THE PROXY STATEMENT

The Board of Directors has nominated nine directors for election at the Annual Meeting to hold office for one-year terms expiring at the next annual meeting of stockholders or until their successors are elected and qualified. All of the following nine nominees are currently directors of the Company:

Brenda J. Bacon Denis J. Callaghan Claudio Costamagna James W. Crownover Jack B. Dunn, IV	Sir Vernon Ellis Gerard E. Holthaus Marc Holtzman Dennis J. Shaughnessy

The Board has affirmatively concluded that Ms. Bacon, Messrs. Callaghan, Costamagna, Crownover, Holthaus and Holtzman and Sir Vernon Ellis qualify as independent directors under the Company’s Categorical Standards of Director Independence and the independence standards established under Section 303A of the NYSE corporate governance rules. Mr. Dunn is the President and Chief Executive Officer (the “CEO”) and Mr. Shaughnessy is the Executive Chairman of the Board (the “Executive Chairman”) of the Company, and as executive officers they do not qualify as independent. More detailed information about the Board’s determination of director independence is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees – Independence of Directors.”

We do not know any reason why any nominee would be unable to serve as a director. If any nominee cannot serve for any reason (which is not anticipated), the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, all valid proxies will be voted for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

More detailed information about each of the nine nominees is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees – Information About the Nominees for Director and the Other Directors.”

Stockholder Approval Required.  The nine nominees for election as directors will be elected by a “plurality” of the votes cast at this meeting. This means that the nominees who receive the highest number of “FOR” votes will be elected as directors of the Company.

The Board of Directors Unanimously Recommends That You Vote FOR the Election of All of the Nine Nominees as Directors.

INDEPENDENCE OF DIRECTORS

The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence, as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Based on those standards, the Board has determined that all of the nominees for director are independent, other than for Messrs. Dunn and Shaughnessy who are executive officers of the Company. In making its independence determinations, the Board considered the employment or service relationships that Mr. Holtzman has with affiliates of clients of the Company. The Board found that Mr. Holtzman is independent after concluding that FTI Consulting does not pay advisory or other fees to Mr. Holtzman or his employer, he is not an executive officer of the clients that engage FTI Consulting to provide services in the ordinary course of business, and the fees from such engagements amounted to less than the greater of $1.0 million or 2% of each such client’s consolidated gross revenues for each of 2010, 2011 and 2012. We do not believe that Mr. Holtzman has a material pecuniary direct or indirect interest in any transactions involving the Company.

In 2012 and during the preceding three years, the Company has not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

All of the nominees were elected as directors of the Company at the 2012 annual meeting on June 6, 2012, except for Brenda J. Bacon, James W. Crownover and Dennis J. Shaughnessy, who were elected in 2010 to three-year terms as Class II directors, which will expire at the Annual Meeting.

Information about the nine nominees for election as directors is detailed on the following pages.

2013 Nominees for Director	Principal Occupation, Business Experience and Director Qualifications

Brenda J. Bacon Age: 62 Director Since: 2006

Ms. Bacon has extensive experience in the healthcare industry and management experience at the executive officer level. She is currently the President and Chief Executive Officer of Brandywine Senior Living, Inc., a company she co-founded in 1996, which owns and operates 25 senior living communities in five states. Ms. Bacon became President and Chief Executive Officer of Brandywine Senior Living in July 2004. From May 2003 to July 2004, Ms. Bacon was its President and Chief Operating Officer.

Director Qualifications:

■       Business and Management Leadership – Chief Executive Officer of Brandywine Senior Living, the owner and operator of 25 senior living communities

■      Industry and Business Experience – Healthcare sector experience, an important industry focus of FTI Consulting

■       U.S. Governmental and Policy Making Experience in Healthcare Sector – Former cabinet level position under former New Jersey Governor, James J. Florio

■      Other Leadership Experience – Director or trustee of healthcare policy making associations and charitable institutions, including Vice Chairperson of the Assisted Living Federation of America

Denis J. Callaghan Age: 71 Director Since: 2000

Mr. Callaghan has extensive experience analyzing the insurance and banking industry sectors. He retired from Deutsche Bank Securities Inc. in February 2000, where he was the Director of North American Equity Research.

Director Qualifications:

■       Business, Management and Finance Leadership – Former director of North American Equity Research of Deutsche Bank Securities, former director of Equity Research of Alex. Brown & Sons Incorporated and former First Vice President of Paine Webber

■       Industry and Business Experience – Capital markets, mergers and acquisitions, banking and insurance industry experience, important business and industry focuses of FTI Consulting, as former executive with Deutsche Bank Securities, Alex. Brown & Sons and Paine Webber

■       Other Leadership Experience – Chairman of the investment committee of a private equity firm

2013 Nominees for Director	Principal Occupation, Business Experience and Director Qualifications

James W. Crownover Age: 69 Director Since: 2006

Mr. Crownover has extensive global consulting company experience and management experience at the executive level. Mr. Crownover had a 30-year career with McKinsey & Company, Inc., a global management consulting firm, from which he retired in 1998. During his career, he advised leading businesses, governments and institutions, primarily in the energy industry sector. He headed McKinsey’s Southwest practice for many years, and also served as co-head of the firm’s worldwide energy practice, working in Asia, Europe and Latin America, as well as in the U.S. In addition, he served as a member of McKinsey’s Board of Directors.

Mr. Crownover is currently a director and a member of the Nominating and Governance, Compensation, and Safety, Health and Environment (Chair) Committees of Chemtura Corporation, a director and member of the Governance (Chair) and Compensation Committees of Weingarten Realty, and Chairman of the Board of Directors of Republic Services, Inc.

Director Qualifications:

¡     Global Business and Management Leadership – Former leader of McKinsey & Company’s Southwest practice and worldwide energy practice, working in Asia, Europe and Latin America as well as in the U.S.

¡    Industry and Business Experience – 30-year career providing consulting services with McKinsey & Company and energy sector experience, important business and industry focuses of FTI Consulting

¡     Outside Public Board and Committee Experience – Chairman of the Board of Republic Services, Inc. and a director of Chemtura Corporation and Weingarten Realty

¡    Other Leadership Experience – Former member of Board of Directors of McKinsey & Company and director or trustee of educational and charitable institutions, including Chairman of the Board of Trustees of Rice University

2013 Nominees for Director	Principal Occupation, Business Experience and Director Qualifications

Claudio Costamagna Age: 57 Director Since: 2012

Mr. Costamagna is currently Chairman of CC e Soci S.r.l., a financial advisory boutique he founded in June 2007. For 18 years until April 2006, Mr. Costamagna served in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the investment banking division in Europe, the Middle East and Africa from December 2004 to March 2006.

Mr. Costamagna is currently a director and the Chair of the Human Resources Committee of Luxottica Group S.p.A., a director and member of the Remuneration Committee of DeA Capital S.p.A., a director and member of the Remuneration Committee of IL Sole 24 Ore S.p.A. and a director and Chairman of the Board of Impregilo Group, companies that are listed on the Borsa Italiana Stock Exchange. Mr. Costamagna is a former director of Bulgari SpA and Autogrill S.p.A., companies that were or are listed on the Borsa Italiana Stock Exchange.

Director Qualifications:

■      Global Business and Management Leadership – 18-year career at The Goldman Sachs Group, culminating as Chairman of the investment banking division in Europe, the Middle East and Africa from 2004 to 2006

■      Industry and Business Experience – Capital markets, mergers and acquisitions, investment banking, important business and industry focuses of FTI Consulting, as executive of The Goldman Sachs Group

■      Geographic Diversity – Experience leading The Goldman Sachs Group’s investment banking division in Europe, the Middle East and Africa

■       Outside Public Board Experience – Board experience as Chairman or a director of non-U.S. public and private companies, including current directorships with Luxottica Group S.p.A., DeA Capital S.p.A., and IL Sole 24 Ore S.p.A. and former directorships with Bulgari SpA and Autogrill S.p.A.

■       Outside Private Board Experience – Board experience as Chairman or a director of non-U.S. private companies, including Advanced Accelerator Applications (AAA S.A.), Virgin Group Holding Limited and Virtual Advise SIM CC & Soci

■       Other Leadership Experience – Director or trustee of non-public educational and charitable institutions, including a member of the international advisory council of the Universita L. Bocconi

2013 Nominees for Director	Principal Occupation, Business Experience and Director Qualifications

Jack B. Dunn, IV Age: 62 Director Since: 1992

Mr. Dunn has served as our Chief Executive Officer since October 1995 and as a director since 1992. In May 2004, he assumed the position of President, a position he also held from October 1995 to December 1998. He also served as our Chairman of the Board from December 1998 to October 2004. From May 1994 to October 1995, he served as our Chief Operating Officer. He joined FTI Consulting as its Chief Financial Officer in 1992.

Mr. Dunn is a director and a member of the Compensation/Human Resources and Corporate Governance/Nominating Committees of Pepco Holdings, Inc. Mr. Dunn is a former director of NexCen Brands.

Director Qualifications:

■      Global Business, Management and Finance Leadership – Current President and Chief Executive Officer and former Chief Financial Officer and Chief Operating Officer of FTI Consulting and former Managing Director and director of Legg Mason Wood Walker, Incorporated

■      Industry and Business Experience – Consulting company, capital markets, investment banking and mergers and acquisitions experience, important FTI Consulting business focuses, as President and Chief Executive Officer of FTI Consulting and former Managing Director and director of Legg Mason Wood Walker

■       Outside Public Board and Committee Experience – Director of Pepco Holdings, Inc. and former director of NexCen Brands

■       Other Leadership Experience – Director or trustee of non-public and charitable institutions, including a trustee of Johns Hopkins Medicine

2013 Nominees for Director	Principal Occupation, Business Experience and Director Qualifications

Sir Vernon Ellis Age: 65 Director Since: 2012

Sir Vernon Ellis has extensive experience in international management consulting having retired from Accenture (UK) Limited in March 2010, after holding the position of International Chairman, from January 2001 to December 2007, and Senior Advisor from January 2008 to March 2010, and holding major operational roles prior to 2001. Sir Vernon Ellis has been Chair of the Board of Trustees of the British Council, the United Kingdom’s international cultural relations body, since March 2010. He assumed the position of President of the English National Opera (the “ENO”) in May 2012, of which he was Chairman from June 2006.

Director Qualifications:

■      Global Business and Management Leadership – 40-year career at Accenture, culminating as International Chairman from 2001 to 2007

■       Industry and Business Experience – Management and financial consulting, finance and accounting, important business focuses of FTI Consulting, as International Chairman and former executive of Accenture

■       Geographic Diversity – Experience leading Accenture’s operations in Europe, Middle East, Africa and India throughout the 1990’s and establishing its global corporate citizenship and global foundation activities, as well as developing Accenture’s relationship with the World Economic Forum

■       Quasi-Governmental and Policy Making Experience – Chairman of the British Council, building relationships with senior government ministers and leaders of quasi-governmental organizations in the United Kingdom and around the world

■      Outside Private Board Experience – Chairman of private companies, including Martin Randall Travel Ltd. and One Medicare LLP

■       Other Leadership Experience – President of the ENO and director or trustee of non-public arts, educational and charitable institutions

2013 Nominees for Director	Principal Occupation, Business Experience and Director Qualifications

Gerard E. Holthaus Age: 63 Director Since: 2004

Mr. Holthaus has extensive management experience at the executive officer level with both public and private companies and finance experience. In April 2010, Mr. Holthaus stepped down as Chief Executive Officer of Algeco Scotsman Global Sarl, a private company, and assumed the position of non-executive Chairman of the Board of that company and as a director of certain affiliated subsidiaries. From November 2007 to April 2010, Mr. Holthaus held the positions of executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman, responsible for all operations of the combined company in North America and Europe. Algeco Scotsman is the leading global provider of modular space solutions. From April 1997 to October 2007, Mr. Holthaus was Chairman, President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. Williams Scotsman International was a public company prior to its acquisition by Algeco Scotsman.

Mr. Holthaus is a director and non-executive Chairman and a member of the Compensation and Nominating and Corporate Governance Committees of The Baltimore Life Companies and a director and Chair of the Audit Committee of BakerCorp International, Inc.

Director Qualifications:

■       Global Business, Management and Finance Leadership – Non-Executive Chairman and former executive Chairman and Chief Executive Officer of Algeco Scotsman, former Chairman, Chief Executive Officer and Chief Financial Officer of Williams Scotsman International, which is now a subsidiary of Algeco Scotsman, and former partner of Ernst & Young LLP

■       Industry and Business Experience – Accounting, real estate, construction, banking and professional services sector experience, important industry and business focuses of FTI Consulting, as a former executive of Algeco Scotsman, Williams Scotsman International and MNC Financial, Inc., and as a former partner of Ernst & Young LLP and as a certified public accountant

■      Outside Private Board and Committee Experience – Non-Executive Chairman of the Boards of Directors of Algeco Scotsman Global Sarl and the Baltimore Life Companies and a director of BakerCorp International, Inc.

■      Other Leadership Experience – Director or trustee of educational and charitable institutions, including a trustee of Loyola University, Maryland

2013 Nominees for Director	Principal Occupation, Business Experience and Director Qualifications

Marc Holtzman Age: 53 Director Since: 2012

In September 2012, Mr. Holtzman joined Meridian Capital (HK) Limited, a private equity firm, as Chairman. Mr. Holtzman also is Executive Vice Chairman of Barclays Capital, the investment banking division of Barclays Bank PLC, a position he has held since August 2008 and expects to continue to hold until April 30, 2013. In June 2006, Mr. Holtzman rejoined ABN Amro Bank serving as Executive Vice Chairman of its investment banking division until May 2008, after having previously held various Executive and Non-Executive Vice Chairman positions with the investment banking division of ABN Amro Bank between 1997 and 1998.

Mr. Holtzman serves as a director and member of the Audit Committee of Prospect Global Natural Resources, a director and member of the Audit Committee of Indus Gas, a director of Bank of Kigali and a director and member of the Audit Committee of Sistema JSFC.

Director Qualifications:

■      Global Business and Management Leadership – Current Chairman of Meridian Capital (HK) and former Executive Vice Chairman of Barclays Capital and ABN Amro Bank in the United Kingdom

■       Industry and Business Experience – Capital markets, mergers and acquisitions, investment banking and technology services, important business and industry focuses of FTI Consulting, as an executive of various investment banking groups and as former Secretary of Technology and former Co-Chairman of the Governor’s Commission on Science and Technology for Colorado

■      Geographic Diversity – Extensive experience leading investment banking and capital markets operations in the United Kingdom, Europe and Russia

■       U.S. Governmental and Policy Making Experience in Technology Sector – Former Secretary of Technology for Colorado and former Co-Chairman of the Colorado Governor’s Commission on Science and Technology

■       Outside Public Board Experience – Board experience as a director of U.S. and non-U.S. public companies, including Prospect Global Natural Resources, Indus Gas, Bank of Kigali and Sistema JSFC

■      Outside Private Board Experience – Board experience as a director of Kazyna (Kazakhstan) Sovereign Wealth Fund

■       Other Leadership Experience – Director or trustee of non-public educational and charitable institutions, including a director of the Colorado Animal Rescue Shelter

2013 Nominees for Director	Principal Occupation, Business Experience and Director Qualifications

Dennis J. Shaughnessy Age: 65 Director Since: 1992

Since October 2004, Mr. Shaughnessy has been our Executive Chairman of the Board.

Mr. Shaughnessy is a director and a member of the Compensation, Nominating and Governance, and Risk and Strategy (Chair) Committees of TESSCO Technologies, Inc.

Director Qualifications:

■       Global Business and Management Leadership – Executive Chairman of the Board of FTI Consulting and former Chief Executive Officer of CRI International, Inc.

■      Industry and Business Experience – Capital markets, mergers and acquisitions and financial transactions experience, important business focuses of FTI Consulting, as Executive Chairman of the Board of FTI Consulting, former Chief Executive Officer of CRI International, and a former general partner of Grotech Capital Group

■       Outside Public Board and Committee Experience – Director of TESSCO Technologies, Inc.

■       Outside Private Board Experience – Director experience at private companies

■      Other Leadership Experience – Experience as a director, officer or partner at public and private entities, including as a general partner of Grotech Capital Group

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

Each director is expected to attend all meetings of the Board and each Committee on which he or she serves, unless excused for reasons of serious illness or extreme hardship. During 2012, the Board held six regular meetings and one special meeting for a total of seven meetings. During 2012, each director attended at least 75% of the regular and special meetings of the Board, except that Mr. Costamagna attended 50% of the meetings held from his election as a director on June 6, 2012 due to prior business commitments that were scheduled before he joined our Board.

During 2012, our Board had three standing committees – Audit, Compensation and Nominating and Corporate Governance and appointed one special committee that met once to price the offering and issuance of our 6.0% senior notes due 2022 (the “Pricing Committee”) in November 2012. The Audit Committee held seven regular and five special meetings for a total of twelve meetings, the Compensation Committee held five regular and five special meetings for a total of ten meetings, and the Nominating and Corporate Governance Committee held five regular and one special meetings for a total of six meetings. For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee, and meetings that were adjourned one day and reconvened on another day have been counted as one meeting.

In 2012, each director attended at least 75% of the regular and special meetings held by each Committee during the time period he or she served as a Committee member, except that Mr. Meirelles attended 60% of the meetings of the Audit Committee held from his appointment as a member on June 6, 2012 due to illness and Mr. Holtzman attended 66% of the meetings of the Nominating and Corporate Governance Committee held from his appointment as a member on June 6, 2012 due to travel logistics from Hong Kong. All members of the Pricing Committee attended its one meeting.

Director Attendance at Other Meetings

Our non-management and independent directors met in closed (executive) sessions without the presence of management periodically throughout the year. The Presiding Director chairs the meetings of the non-management and independent directors which coincide with regular meetings of the Board. During 2012, our non-management directors (which consist of our independent non-employee directors and Mr. Stamas) met in closed (executive) session four times without management and our independent directors met in closed (executive) session four times without management and Mr. Stamas. Each of the non-management directors attended at least 75% of the meetings of the non-management directors and each of the independent directors attended at least 75% of the meetings of the independent directors, except for Messrs. Costamagna and Meirelles for the reasons mentioned above.

Our policy is that all directors should attend the annual meeting of stockholders each year absent a good reason. All continuing directors and nominees for director attended our 2012 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Brenda J. Bacon		X	Chair
Denis J. Callaghan	X		X
Claudio Costamagna		X
James W. Crownover		Chair	X
Vernon Ellis	X
Gerard E. Holthaus	Chair	X
Marc Holtzman			X
Henrique de Campos Meirelles (1)	X

(1)	Mr. Meirelles will be a member of the Audit Committee until the election of directors at the Annual Meeting.

Committee Charters

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written Charters. The Charters are reviewed annually, and more frequently as necessary, to address any new, or changes to, rules or best practices relating to the responsibilities of the applicable Committee. The applicable Committee approves its own Charter amendment, and submits it to the Nominating and Corporate Governance Committee who recommends action by the Board. All Charter amendments are then submitted to the Board for approval. The Charter of the Compensation Committee was last amended and restated effective February 27, 2013 to incorporate the NYSE listing standards on the independence of compensation committee members and the engagement and independence of compensation advisers adopted by the NYSE in January 2013.

Copies of the Charter of the Audit Committee, Charter of the Compensation Committee and Charter of the Nominating and Corporate Governance Committee (each a “Charter,” and together, the “Charters”) are available on our website under “Our Firm – Governance” at http://www.fticonsulting.com/our-firm/governance.aspx, as follows:

Name of Committee	Website Link
Audit Committee	http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-audit-committee-of-the-board-of-directors.pdf
Compensation Committee	http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-compensation-committee-of-the-board-of-directors.pdf
Nominating and Corporate Governance Committee	http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-compensation-committee-of-the-board-of-directors.pdf

Audit Committee

The Audit Committee is comprised solely of non-employee directors, none of whom sit on more than three other audit committees. The Board has determined that all Audit Committee members are independent pursuant to our Categorical Standards of Director Independence and the rules of the NYSE and the SEC and otherwise qualify as audit committee members. The Board has determined that all the members of the Audit Committee qualify as “audit committee financial experts” within the meaning stipulated by the SEC.

Functions of the Audit Committee

¡	selects, oversees and retains our independent registered public accounting firm;

¡	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;

¡	oversees our financial reporting activities, including the annual audit and accounting standards and principles we follow;

¡	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

¡	reviews and discusses our periodic reports filed with the SEC;

¡	reviews and discusses our earnings press releases and communications with financial analysts and investors;

¡	oversees our internal audit activities;

¡	oversees our disclosure controls and procedures;

¡	reviews Section 404 of the Sarbanes-Oxley Act of 2002 – internal controls over financial reporting;

¡	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;

¡	reviews and discusses risk assessment and risk management policies and practices;

¡	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;

¡	reviews, discusses and approves insider and affiliated party transactions;

¡	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

¡	performs an annual self-evaluation of the Audit Committee;

¡	reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval; and

¡	prepares the audit committee report required to be included in the annual proxy statement.

Compensation Committee

The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has affirmatively determined are independent pursuant to the Categorical Standards of Director Independence and the rules of the SEC and NYSE, including the additional independence standards adopted by the NYSE on January 11, 2013 specific to compensation committee membership. In making its determinations of the independence of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company which would materially impair the director’s ability to make independent judgments about executive compensation, including the source of such director’s compensation, any consulting, advisory or other compensatory fees paid by the Company to the director, and any other affiliations the director has with the Company and its affiliates, including engagements by clients who are affiliates of companies on which members of the Compensation Committee serve as officers or directors.

All of the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”). All of the members of the Compensation Committee qualify as “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Jack B. Dunn, IV, our CEO, and Dennis J. Shaughnessy, our Executive Chairman, attend substantially all Compensation Committee meetings but do not attend executive sessions and specially scheduled meetings of the Compensation Committee to which they have not been invited. They do not vote on matters before the Compensation Committee; however, the Compensation Committee and Board solicit recommendations from the CEO and Executive Chairman on compensation matters, including the compensation of the other executive officers and key employees. The Committee also solicits their view on their own compensation. They also assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans and strategic objectives and their views on current compensation programs and levels, and by recommending individual annual performance measures and/or target award levels under incentive compensation plans and programs for executive officers and key employees.

In 2012, the Compensation Committee consulted with outside compensation and legal advisers regarding select executive compensation matters during the year. See “Executive Officers and Compensation – Compensation Discussion and Analysis – Role of Compensation Advisers.”

Functions of the Compensation Committee

■	approves the compensation of the CEO and Executive Chairman;

■	approves the compensation of other executive officers;

■	administers our equity-based compensation plans;

■	establishes objective performance goals, individual target awards, subjective criteria and oversees all aspects of executive officer incentive compensation;

■	approves awards of equity-based compensation under our equity compensation plans;

■	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts or arrangements with present and former executive officers;

■	reviews the compensation disclosures in the annual proxy statement and Annual Report on Form 10-K filed with the SEC and discusses the disclosure with management;

■	performs annual performance evaluations of our CEO and Executive Chairman in conjunction with the Presiding Director and Chair of the Nominating and Corporate Governance Committee;

■	performs an annual self-evaluation of the Compensation Committee;

■	reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval;

■	prepares the compensation committee report included in the annual proxy statement;

■	submits all equity-based compensation plans, executive compensation plans and material revisions to such plans to a vote of the Board, unless stockholder approval is required; and

¡

insures that stockholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers (“Say-on-Pay”) and (ii) an advisory (non-binding) resolution to approve the frequency of stockholder voting on Say-on-Pay at least once every six years.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2012, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE corporate governance rules.

Functions of the Nominating and Corporate Governance Committee

¡	identifies and qualifies the annual slate of directors for nomination by the Board;

¡	reviews non-employee director compensation and recommends changes to the Board for approval;

¡	assesses the independence of directors for the Board;

¡	identifies and qualifies the candidates for membership and chairmanship of the Board Committees for appointment by the Board;

¡	identifies and qualifies candidates to fill vacancies occurring between annual stockholder meetings for appointment by the Board;

¡

monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters and other policies and practices relating to corporate governance and responsibility, for approval by the Board;

¡	monitors and reviews responses to stockholder communications with non-management directors together with the Presiding Director;

¡	oversees the process for director education;

¡	oversees the process for Board and Committee annual self-evaluations;

¡	oversees the process for performance evaluations of our CEO and Executive Chairman in conjunction with the Presiding Director and Compensation Committee;

¡	oversees the process relating to succession planning for the CEO, Executive Chairman and other executive officer positions;

¡	reviews directors’ and officers’ liability insurance terms and limits;

¡	reviews its Charter and recommends changes to the Board for approval; and

¡	performs an annual self-evaluation of the Nominating and Corporate Governance Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP

General

Non-employee directors receive an annual retainer payment and equity compensation as described below pursuant to the Non-Employee Director Compensation Plan, as amended and restated as of February 20, 2008, as further amended (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). Non-employee directors may travel on the corporate aircraft to director events. We do not pay fees for attendance at Board and Committee meetings.

Non-Employee Director Compensation

The following table describes the components of non-employee director compensation for 2012:

Compensation Elements	2012 Director Compensation Values (1)
Annual Retainer	$50,000 (2)(3)(5)
Annual Equity Award	$250,000 (2)(4)(5)
Chair Fees	$10,000 for the Audit Committee $7,500 for the Compensation Committee $5,000 for the Nominating and Corporate Governance Committee
Presiding Director Fee	$15,000

(1)	All dollar values are in U.S. Dollars.

(2)

Following each annual meeting of stockholders, continuing non-employee directors will be eligible to receive payment of the annual retainer and annual equity award as of the date of such annual meeting. A new non-employee director will be eligible to receive a pro rated annual retainer and annual equity award upon first being appointed to the Board, unless he or she is first elected at an annual meeting of stockholders, in which case he or she will be eligible to receive payment of his or her first annual retainer and annual equity award as of the date of such annual meeting.

(3)

The annual retainer is paid in cash but may be deferred by a U.S. non-employee director in the form of vested stock units. Each stock unit represents the right to receive one share of common stock upon the earlier of (i) a separation from service event and (ii) an elected payment date, in each case pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”).

(4)

The annual equity award is paid in the form of shares of restricted stock in the case of U.S. non-employee directors and restricted stock units in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of common stock upon vesting. The annual equity awards are nontransferable and vest in full on the first anniversary of the date of grant. Vesting of restricted stock or restricted stock units, as applicable, will accelerate upon the non-employee director’s death or “Disability” (as defined in the Director Plan), immediately prior to a “Change of Control” (as defined in the Director Plan) of the Company, and in the event of a non-employee director’s cessation of service at the expiration of his or her then current term as a director due to (i) the Board’s failure to renominate such non-employee director as a director of the Company, (ii) the request of such non-employee director to not stand for re-election or as a result of voluntary resignation, or (iii) the failure of the Company’s stockholders to re-elect such nominee as a director, in each case other than for “Cause” (as reasonably determined by the Board in its good faith discretion). U.S. non-employee directors may defer the annual equity award in the form of unvested restricted stock units. Each deferred restricted stock unit represents the right to receive one share of common stock upon the earlier of (i) a separation from service event and (ii) an elected payment date, in each case pursuant to Code Section 409A.

(5)

The number of shares of restricted stock, stock units or restricted stock units, as the case may be, awarded to a non-employee director as an annual retainer or annual equity award is determined by dividing (a) the U.S. Dollar value of such award by (b) the closing price per share of FTI Consulting common stock reported on the NYSE for the payment date. Fractional restricted shares, stock units or restricted share units are rounded to the lowest full share or unit.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2012:

Name of Non-Employee Director	Fees Earned or Paid in Cash($) (1)	Stock Awards ($) (1)(2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
	(a)	(b)	(c)	(d)	(e)
Current Non-Employee Directors:
Brenda J. Bacon	55,000	249,989	—	—	304,989
Denis J. Callaghan	—	299,969	—	—	299,969
Claudio Costamagna	50,000	249,989	—	—	299,989
James W. Crownover	57,500	249,989	—	—	307,489
Vernon Ellis	50,000	249,989	—	—	299,989
Gerard E. Holthaus	75,000	249,989	—	—	324,989
Marc Holtzman	50,000	249,989	—	—	299,989
Henrique de Campos Meirelles	50,000	249,989	—	—	299,989
George P. Stamas	50,000	249,989	—	—	299,989
Former Non-Employee Directors:
Mark H. Berey (5)	—	—	—	—	—
Matthew F. McHugh (6)	—	—	—	—	—

(1)

Includes additional Annual Retainer payments in excess of $50,000 per annum that were paid to the Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, in the amounts of $10,000, $7,500 and $5,000, respectively, and the Presiding Director in the amount of $15,000. All non-employee directors elected to receive their Annual Retainers in cash, other than Mr. Callaghan who elected to receive the 2012 Annual Retainer in the form of 1,680 deferred stock units.

(2)

For awards of stock, the aggregate grant date fair value has been computed in accordance with FASB ASC Topic 718. As of December 31, 2012, each non-employee director has the following aggregate number of unvested restricted stock awards and restricted stock unit awards and unreleased deferred stock unit and deferred restricted stock unit awards: Ms. Bacon – 8,403; Mr. Callaghan – 26,906; Mr. Costamagna – 8,403; Mr. Crownover – 54,772; Mr. Ellis – 8,403-; Mr. Holthaus – 52,562; Mr. Holtzman – 8,403; Mr. Meirelles – 8,403 and Mr. Stamas – 20,941, pursuant to the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended (the “2004 Plan”), the 2006 Global Long-Term Incentive Plan (the “2006 Plan”) or the FTI Consulting, Inc. Omnibus Incentive Compensation Plan, as amended and restated (“the 2009 Plan”), as applicable. Restricted stock and restricted stock unit awards to non-employee directors have been included in the table reporting “Security Ownership of Certain Beneficial Owners and Management.” For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock option and stock awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the Annual Report in “Notes to Consolidated Financial Statements” at “Note 1– Description of Business and Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 6 – Share-Based Compensation.”

(3)

There were no stock options granted to non-employee directors in 2012. As of December 31, 2012, each non-employee director has unexercised stock options outstanding and exercisable for the following number of shares of common stock: Ms. Bacon – 7,206; Mr. Callaghan – 82,648; Mr. Costamagna – 0; Mr. Crownover – 0; Mr. Ellis – 0; Mr. Holthaus – 107,700; Mr. Holtzman – 0; Mr. Meirelles – 0 and Mr. Stamas – 82,945, pursuant to the 1997 Stock Option Plan, as amended (the “1997 Plan”), the 2004 Plan or the 2006 Plan, as applicable. These stock option awards have been included in the table reporting “Security Ownership of Certain Beneficial Owners and Management,” to the extent they have vested or will vest within 60 days of March 25, 2013. For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock options and stock awards contained in Part II, Item 8, “Financial Statements and Supplemental Data” of the Annual Report in “Notes to Consolidated Financial Statements” at “Note 1 – Description of Business and Summary of Significant Accounting Policies — Share-Based Compensation” and “Note 6 – Share-Based Compensation.”

(4)	No non-employee director received perquisites or other benefits aggregating more than $10,000 in 2012.

(5)	Mr. Berey was a director of FTI Consulting until immediately prior to the annual meeting of stockholders on June 6, 2012.

(6)	Mr. McHugh was a director of FTI Consulting until immediately prior to the annual meeting of stockholders on June 6, 2012.

Policy on Non-Employee Director Equity Ownership

On March 28, 2013, the Board amended its previous guidelines and adopted a Policy on Non-Employee Director Equity Ownership demonstrating our Board’s continuing commitment to stockholder interests. The policy increases the total investment level of non-employee directors in Company equity to five times (5x) the value of the annual retainer from two times (2x) the value of the annual retainer. The policy also established other conditions, including giving each non-employee director three years from the date of payment of his or her first annual retainer (the “Initial Director Equity Ownership Date”) to attain that cumulative investment level and three years to attain any additional investment level if the annual retainer should increase. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of common stock if he or she does not attain or maintain the applicable equity ownership investment level at the Initial Director Equity Ownership Date or at June 30 of each year thereafter, except as necessary to (i) pay or repay the cost of exercising a stock option, (ii) pay any tax obligations associated with the exercise of a stock option, (iii) pay any tax obligations associated with the vesting of shares of restricted stock, (iv) pay any tax obligations associated with the release or distribution of shares of common stock on account of restricted stock units and deferred restricted and unrestricted stock units, or (v) with the prior written approval of the Compensation Committee, in its sole discretion.

Shares of Company common stock that are, directly or indirectly, (i) beneficially owned by such non-employee director or (ii) held in a trust over which such non-employee director has more than fifty percent of the beneficial interest and controls the management of the assets will count towards attaining and maintaining the applicable equity ownership level. Stock options exercisable for shares of Company common stock, whether or not vested, will not count towards meeting the equity ownership requirement. However, restricted stock, deferred stock units, deferred restricted stock units and restricted stock units, whether or not vested, will count towards such non-employee director’s equity ownership level. The shares of common stock counted towards attaining and maintaining the total investment level will be valued as the average of the closing prices of the Company’s common stock reported on the NYSE for each trading day in the 90 calendar day period immediately preceding the applicable date.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

We have long believed that sound principles of corporate governance are required to build stockholder value. Our governance policies, including Categorical Standards of Director Independence, Corporate Governance Guidelines, Code of Ethics and Business Conduct, Anti-Corruption Policy, Policy on Reporting Concerns and Non-Retaliation, Policy on Disclosure Controls, Committee Charters and Policy on Inside Information and Insider Trading, can be found on our website at http://www.fticonsulting.com/our-firm/governance.aspx, under Our Firm–Governance. The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with the laws and rules of the SEC, the NYSE and other applicable governmental and regulatory authorities. In March 2012, the Board amended the Corporate Governance Guidelines to provide that a director generally will not be permitted to serve on more than five public company boards of directors in addition to our Board.

In January 2013, the Board and the Committees conducted their 2012 self-assessments. The Presiding Director compiled the data. At a February 2013 meeting, the Board and each of the Committees discussed its own assessment, and the Board reviewed the assessments of the Board and the Committees and determined that no revisions to existing practices or policies or new practices or policies were necessary at this time.

BOARD LEADERSHIP STRUCTURE AND PRESIDING DIRECTOR

Our Board is free to choose its Chairman of the Board in any way that it deems best for the Company at any time and we believe that this flexibility allows our Board to reevaluate the particular leadership needs of the Company based on the particular facts and circumstances then affecting our business. Currently, the Chairman of the Board and CEO positions are separated, with Dennis J. Shaughnessy holding the position of Executive Chairman. The Board periodically reviews the leadership structure and may make changes in the future.

Currently, the Board consists of eleven directors who are elected annually. Eight of the current directors are independent. On March 28, 2012, the Board amended the Corporate Governance Guidelines to provide that the Board should have no less than seven and no more than 13 directors. Our Charter and By-Laws permit directors to increase the size of the Board up to 15. In April 2013, Messrs. Meirelles and Stamas informed the Nominating and Corporate Governance Committee and the Board that they have decided not to stand for reelection as directors of the Company at the Annual Meeting. In light of their decisions, on April 9, 2013, the Board took action to decrease the size of the Board to nine directors immediately effective upon the election of directors at the Annual Meeting. The Board believes that the nine nominees for director, of whom seven are independent, will continue to bring the full-range of experience, knowledge and global diversity necessary to manage the Company.

The Board has established the role of independent Presiding Director as an integral part of our Board leadership structure to serve as the liaison between the independent and non-management directors and the Executive Chairman and CEO. Gerard E. Holthaus is currently the Presiding Director and he held that position throughout 2012. Our Presiding Director is elected by and from our non-management Board members. The role of our Presiding Director includes (i) presiding over meetings of non-management and independent directors and providing feedback regarding those meetings to the Executive Chairman and CEO, (ii) assuring that the Board and the Executive Chairman and CEO understand each other’s views on critical matters, (iii) monitoring significant issues occurring between Board meetings and assuring Board involvement when appropriate, (iv) serving as a sounding board for our Executive Chairman and CEO, (v) ensuring, in consultation with our Executive Chairman and CEO, the adequate and timely exchange of information and supporting data between the Company’s management and the Board, (vi) overseeing the Board and Committee annual self-assessments, (vii) overseeing the Executive Chairman and CEO annual performance assessments, and (viii) receiving stockholder communications to the non-management directors.

OVERSIGHT OF RISK MANAGEMENT

The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. As part of this function, the Audit Committee reviews and discusses the enterprise risk management profile that the Company prepares and the policies and guidelines that the Company uses to manage risks. In addition, the Audit Committee reviews and evaluates the performance and operations of our risk management function, which is managed by a risk management committee consisting of members of management and employees with responsibilities for critical functions, such as our Chief Accounting Officer, Head of Information Technology, Head of Internal Audit and Chief Ethics and Compliance Officer, under the leadership of our Executive Vice President, General Counsel and Chief Risk Officer (“CRO”). We are exposed to a number of risks, including financial risks, operational risks, reputational risks, strategic risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks, information privacy and data security risks, general economic and business risks, and legal, regulatory and compliance risks, including risks associated with the U.S. Foreign Corrupt Practices Act (“FCPA”) and foreign anti-bribery laws. Our CRO manages our internal enterprise risk management function, together with our Vice President and Chief Ethics and Compliance Officer who joined the Company in July 2012 (together, our “Compliance Officers”). Our Compliance Officers work closely with members of our enterprise risk management committee and our executive management, business segments and corporate functions to identify and assess risks and mitigate exposures. Our Compliance Officers and Director of Internal Audit regularly report to and discuss with our executive management and Audit Committee our policies and procedures to identify and assess critical risk exposures and the plans and actions that have been identified or taken by management to correct, rehabilitate or mitigate risks facing the Company. Directors who are not members of the Audit Committee attend these meetings as well. The Audit Committee periodically requests additional reports on critical risk areas identified by management, such as the FCPA and the Bribery Act 2010 (UK Anti-Bribery Act). The Audit Committee also reports to the Board on a regular basis to apprise them of the Company’s risk profile and risk management, as well as discussions with our executive management, Compliance Officers and Director of Internal Audit.

While the Audit Committee has primary responsibility for overseeing and monitoring enterprise risk management, each of the other Committees also considers risks within its area of responsibility. For example, the Compensation Committee reviews and discusses risks relating to the compensation policies and practices of the Company. The Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance, including the listing requirements of the NYSE. These Committees also keep the Board appraised as to compensation and governance related risks. While the Audit Committee and the other Committees oversee risk management, management of the Company has primary responsibility for performing risk assessments, identifying and monitoring risks, establishing policies and processes, implementing and carrying-out corporate responses, and reporting to the responsible Committees.

CODE OF CONDUCT

Our written Code of Ethics and Business Conduct (the “Code of Ethics,” and together with the Anti-Corruption Policy, the “Ethics Policy”) reflects our longstanding ethics policies. The Ethics Policy applies to financial professionals, including our Executive Vice President and Chief Financial Officer (“CFO”), corporate Controller and Chief Accounting Officer and corporate Treasurer, as well as our Executive Chairman and CEO and all other officers, directors, employees and independent contractors. We require that they avoid conflicts of interest, comply with applicable laws, including the FCPA, applicable foreign anti-corruption laws, and other legal and regulatory requirements, protect company assets, and conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interest, and in accordance with the Ethics Policy. The Ethics Policy prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit, and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy is publicly available and can be found on our website at http://www.fticonsulting.com/our-firm/governance.aspx, under Our Firm – Governance. If we make substantive amendments to the Code of Ethics or Anti-Corruption Policy or grant any waiver, including any implicit waiver, from a provision of any Ethics Policy to our Executive Chairman, CEO, CFO, corporate Controller, and Chief Accounting Officer, corporate Treasurer or any of our other officers, financial professionals or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report filed with the SEC on Form 8-K.

STOCKHOLDER NOMINEES FOR DIRECTOR

We did not receive any notices of stockholder nominees for director prior to the deadline for 2013 nominations described in our proxy statement for the 2012 annual meeting of stockholders. Under our By-Laws, nominations for director may be made by a stockholder who is a stockholder of record on the date of the giving of the notice of a meeting and on the record date for the determination of stockholders entitled to vote at such meeting and who delivers notice along with the additional information and materials required by our By-Laws, including, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for election of directors, to the Corporate Secretary at our principal executive office at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders. For the annual meeting of stockholders in 2014, you must deliver this notice no earlier than November 21, 2013 and no later than December 21, 2013. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

You may obtain a copy of our By-Laws, without charge, or submit a nominee for director, by writing to our Corporate Secretary at our principal executive office at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, telephone no. (561) 515-1900. We filed a copy of our By-Laws, as amended and restated through June 1, 2011, with the SEC on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

Our Policy on Reporting Concerns and Non-Retaliation covers communications with the non-management directors. It is available on our website at http://www.fticonsulting.com/our-firm/governance.aspx, under Our Firm – Governance. Stockholders, employees and other interested persons may communicate with an individual director, the Chair of the Audit Committee, the Presiding Director or the non-management directors as a group, using the EthicsPoint system, which allows interested persons to place confidential and anonymous reports by either telephone or the Internet, without divulging their names or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.ethicspoint.com. Telephone reports may be placed by calling toll free (866) 294-3576 in the United States. EthicsPoint will send reports to designated recipients within the Company, which includes our Compliance Officers and Corporate Secretary. If interested persons do not feel comfortable using the EthicsPoint system, they may communicate with non-management directors by telephone to our Chief Ethics and Compliance Officer, Matthew Pachman, at 202-312-9100, by mail to our Chief Ethics and Compliance Officer’s attention at FTI Consulting, Inc., 1101 K Street NW, Suite B100, Washington, 20005, or by e-mail to matthew.pachman@fticonsulting.com. The designated recipients will forward communications directed to non-management directors, depending upon the subject matter, to the Chair of the Audit Committee or Nominating and Corporate Governance Committee, the Presiding Director, or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The designated recipients of the reports will not filter the communications. Communications to non-management directors relating to our business will be retained for seven years.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

In addition to Proposal No. 1 to elect the nine nominees as directors of the Company, we will present the following two additional proposals at the Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.

PROPOSAL NO. 2 — RATIFY THE RETENTION OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013

The firm of KPMG LLP (“KPMG”) has served as our independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC governing auditor independence.

The Audit Committee has retained KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2013. We are seeking stockholder ratification of that action. Although stockholder ratification of the retention of our independent registered public accounting firm is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance practice. Even if the retention is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its retention of an independent registered public accounting firm.

KPMG’s representative will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions asked by stockholders. See “Principal Accountant Fees and Services” for a description of the fees paid to KPMG for the fiscal years ended December 31, 2011 and December 31, 2012, and other matters relating to the procurement of services.

Stockholder Approval Required. The approval of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2013 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal 2.

PROPOSAL NO. 3 — APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT

We are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the executive compensation of our named executive officers as described in this proxy statement. The Compensation Discussion and Analysis, beginning on page 35 of this proxy statement, identifies our named executive officers for the year ended December 31, 2012, and describes our 2012 compensation policies and programs. The Compensation Discussion and Analysis section should be read in conjunction with the descriptions of executive compensation under “Executive Officers and Compensation – Summary Compensation Table,” “Executive Officers and Compensation – Equity Compensation Plans,” and “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments.” This advisory (non-binding) vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement.

At the Company’s annual meeting of stockholders held on June 6, 2012, over 75% of votes cast on the say-on-pay proposal were voted in favor of the proposal. We reward executive performance using quantitative and qualitative performance goals. A substantial percentage of the compensation opportunity offered to our named executive officers is tied to the achievement of financial and other performance goals that drive our success and promote the creation of stockholder wealth. The terms of our written employment agreements and the mix of long-term and short-term, and fixed and variable, compensation elements are central to motivating our named executive officers to achieve superior financial results and position the Company for long-term success. We believe that our compensation programs provide a competitive total pay opportunity to retain, motivate and attract talented executives who will spearhead our global expansion and growth. We seek to accomplish these goals by aligning the interests of our executives with those of our stockholders. See “Executive Officers and Compensation – Compensation Discussion and Analysis – Our 2012 Compensation Results” for a discussion of the important events during 2012 that influenced the Compensation Committee’s decisions on named executive officer compensation.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its on-going evaluation of the Company’s compensation programs.

We are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal No. 3.

“RESOLVED, that the stockholders advise, in a non-binding vote, that they approve the compensation of the Company’s named executive officers as described pursuant to the rules of the SEC in this Proxy Statement.”

Stockholder Approval Required. The Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal at the Annual Meeting as advisory approval of the compensation paid to the Company’s named executive officers.

The Board of Directors Unanimously Recommends that You Vote FOR Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 40,168,048 shares of our common stock issued and outstanding as of the close of business on March 25, 2013, the record date for this Annual Meeting. The following table shows the beneficial ownership of our common stock as of the close of business on March 25, 2013, by:

■	each of the named executive officers in this proxy statement;

■	each person known to own beneficially more than 5% of our outstanding common stock;

■	each of our directors and director nominees; and

■	all of our executive officers and directors as a group.

The amounts and percentages of shares of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Jack B. Dunn, IV (2)	611,959	1.52
Dennis J. Shaughnessy (3)	403,071	1.00
David G. Bannister (4)	148,905	*
Roger D. Carlile (5)	174,642	*
Eric B. Miller (6)	101,518	*
Brenda J. Bacon (7)	49,251	*
Denis J. Callaghan (8)	93,171	*
Claudio Costamagna (9)	8,403	*
James W. Crownover (10)	19,662	*
Vernon Ellis (9)	8,403	*
Gerard E. Holthaus (11)	108,649	*
Marc Holtzman (12)	8,403	*
Henrique de Campos Meirelles (9)	8,403	*
George P. Stamas (13)	100,302	*
Robeco Investment Management, Inc. (14) One Beacon Street Boston, Massachusetts 02108	3,487,021	8.68
BlackRock, Inc. (15) 40 East 52nd Street New York, New York 10022	3,208,142	7.99
Artisan Partners Holdings LP (16) 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202	2,928,765	7.29
FMR LLC (17) 82 Devonshire Street Boston, Massachusetts 02109	2,854,301	7.11
The Vanguard Group (18) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,143,056	5.34
All directors and executive officers as a group (15 persons)	1,884,693	4.69

*	Less than 1%

(1)

Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

(2)

Includes 97,416 shares of restricted stock and 13,505 performance-based shares, subject to vesting conditions, 285,202 shares of our common stock issuable upon the exercise of stock options, 18,000 shares of common stock held by Mr. Dunn’s spouse, and 450 shares of common stock over which Mr. Dunn and his son share voting and investment power. Excludes 58,656 performance-based restricted stock units, subject to performance and vesting conditions. The revenue and earnings per share performance goals for the 2012 bonus year established in connection with the restricted stock award granted to our CEO in 2008 have not been achieved and the 13,505 shares of common stock subject to vesting in August 2013 will be forfeited for no value in accordance with the terms of the award agreement.

(3)

Includes 113,204 shares of restricted stock, subject to vesting conditions, and 184,331 shares of our common stock issuable upon exercise of stock options. Excludes 82,118 performance-based restricted stock units, subject to performance and vesting conditions.

(4)

Includes 30,637 shares of restricted stock, subject to vesting conditions, and 19,641 shares of our common stock issuable upon exercise of stock options. Excludes 59,540 performance-based restricted stock units, subject to performance and vesting conditions.

(5)

Includes 28,318 shares of restricted stock, subject to vesting conditions, and 70,915 shares of our common stock issuable upon exercise of stock options. Excludes 59,540 performance-based restricted stock units, subject to performance and vesting conditions.

(6)

Includes 20,729 shares of restricted stock, subject to vesting conditions, and 56,368 shares of our common stock issuable upon exercise of stock options. Excludes 43,616 performance-based restricted stock units, subject to performance and vesting conditions.

(7)

Includes 8,403 shares of restricted stock, subject to vesting conditions, and 7,206 shares of our common stock issuable upon exercise of stock options, and excludes 26,906 vested and unvested deferred restricted stock units.

(8)	Includes 82,648 shares of our common stock issuable upon exercise of stock options.

(9)	Includes 8,403 shares of our common stock issuable upon vesting of restricted stock units on June 6, 2013 on a one for one basis.

(10)	Includes 8,403 shares of restricted stock, subject to vesting conditions, and excludes 46,369 vested and unvested deferred restricted stock units.

(11)	Includes 100,000 shares of common stock issuable upon exercise of stock options, subject to vesting conditions, and excludes 52,562 vested and unvested deferred restricted stock units.

(12)	Includes 8,403 shares of restricted stock, subject to vesting conditions.

(13)

Includes 82,945 shares of our common stock issuable upon exercise of stock options and 12,419 shares of our common stock over which Mr. Stamas and his spouse share voting and investment power, and excludes 20,941 vested and unvested deferred restricted stock units.

(14)

Based on Schedule 13G filed on February 6, 2013, the reporting person reported sole power to vote or direct the vote of 2,424,591 shares, shared power to vote or to direct the vote of 66,075 shares and shared power to dispose or to direct the disposition of 3,487,021 shares of the Company’s common stock. These securities are owned by various discretionary clients of Robeco Investment Management, Inc.

(15)

Based on Schedule 13G/A filed on February 7, 2013, the reporting person reported sole power to vote and dispose of 3,208,142 shares of the Company’s common stock. These securities are owned by various investment funds affiliated with Blackrock, Inc., which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock.

(16)

Based on Schedule 13G/A filed on February 6, 2013, the reporting person reported shared power to vote or to direct the vote of 2,770,965 shares and shared power to dispose or to direct the disposition of 2,928,765 shares of the Company’s common stock. These securities are owned by various discretionary clients of Artisan Partners. For purposes of the reporting requirements of the Exchange Act, Artisan Partners is an investment adviser registered under section 230 of the Investment Advisers Act of 1940. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds of the sale of, the shares.

(17)

Based on Schedule 13G/A filed on February 14, 2013, the reporting person reported sole power to vote 54 shares, shared power to vote or direct the vote of none of the shares and the sole power to dispose or direct the disposition of 2,854,301 shares of the Company’s common stock. These securities are owned by various investment funds affiliated with FMR LLC, which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock. For purposes of the reporting requirements of the Exchange Act, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,186,900 shares of the common stock outstanding of the Company, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Small Cap Discovery Fund, amounted to 2,200,000 shares or approximately 5.31% of our common stock outstanding as of December 31, 2012.

(18)

Based on Schedule 13G/A filed on February 12, 2013, the reporting person reported sole power to vote or direct the vote of 66,505 shares, sole power to dispose or direct the disposition of 2,143,056 shares and shared power to dispose or direct the disposition of 63,805 shares of the Company’s common stock.

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE AND KEY OFFICERS

We have set forth below information as of March 25, 2013, about other executive officers and key employees who are not also directors:

Executive Officer and Key Employee	Principal Business Experience for the Past Five Years
David G. Bannister Executive Vice President and Chairman of the North American Region Age: 57 Officer Since: 2005	Effective April 1, 2011, Mr. Bannister assumed the position of Executive Vice President and Chairman of the North American Region. In this capacity, Mr. Bannister has responsibility for the Company’s North American operations and all the Company’s business segments. Mr. Bannister served as our Executive Vice President and Chief Financial Officer from March 2010 to April 1, 2011. Mr. Bannister served as our Executive Vice President – Corporate Development and Chief Administrative Officer from December 2008 to March 2010 and our Executive Vice President – Corporate Development from June 2006 to December 2008. Mr. Bannister is a director of Landstar System, Inc., the Chairman of its Compensation Committee and a member of other committees.
Roger D. Carlile Executive Vice President and Chief Financial Officer Age: 50 Officer Since: 2009	Effective April 1, 2011, Mr. Carlile assumed the position of Executive Vice President and Chief Financial Officer. From March 2010 to April 2011, Mr. Carlile served as Executive Vice President and Chief Administrative Officer of the Company. From January 2009 to March 2010, Mr. Carlile served as Executive Vice President and Chief Human Resources Officer. From November 2003 to January 2009, Mr. Carlile was a Senior Managing Director and the Global Leader of our Forensic and Litigation Consulting segment. Mr. Carlile is a director of the Association of Management Consulting Firms, a trade association, and is a member of its Audit, Nominating and Executive Committees.
Eric B. Miller Executive Vice President, General Counsel and Chief Risk Officer Age: 53 Officer Since: 2006	Effective January 1, 2012, Mr. Miller assumed the position of Chief Risk Officer of the Company, which is in addition to his position as Executive Vice President and General Counsel of the Company. Effective March 2010 through December 2011, he also held the position of Chief Ethics Officer. In May 2008, Mr. Miller was elected an Executive Vice President of the Company having previously served as a Senior Vice President since 2006. Mr. Miller assumed the Chief Legal Officer role in February 2008.
Catherine M. Freeman Senior Vice President, Controller and Chief Accounting Officer Age: 57 Officer Since: 2007	Ms. Freeman has been Senior Vice President, Controller and Chief Accounting Officer since November 2007. From April 2004 to July 2007, Ms. Freeman held the position of Vice President, Corporate Controller, and from July 2007 to November 2007 held the position of Vice President and Deputy Chief Financial Officer, of AES Corporation. From August 2001 to March 2004, Ms. Freeman was Vice President and Corporate Controller of World Kitchen, Inc. During Ms. Freeman’s term as an officer of World Kitchen, Inc., World Kitchen, Inc. filed for Chapter 11 bankruptcy protection.

Our executive officers are appointed by, and serve at the pleasure of, our Board, subject to the terms of written employment arrangements that we have with some of them.

Fellow Stockholders:

As the Presiding Director and the Chair of the Compensation Committee of the Board of Directors of the Company, we would like to take this opportunity to communicate how our executive compensation programs are designed to align performance with stockholder returns.

Executive Compensation

During the past several years, the Compensation Committee embarked on an initiative to restructure the Company’s executive compensation programs to be both more performance-based and more aligned with stockholder interests. As a result of this initiative, a number of changes to the Company’s executive compensation programs were made including:

¡

setting a range of meaningful annual EPS performance targets upon which the payment of annual incentive compensation awards are based, resulting in the payment of an annual incentive compensation award to our named executive officers for only one (2011) of the last three bonus years;

¡

payment of a minimum of 35% of any annual incentive compensation award in restricted stock, which vests one-third on December 31st of the year of grant and each of the next two years, resulting in increased named executive officer stock ownership and better stockholder alignment;

¡

reduction of our CFO’s base salary and the targeted limitation of increases in other named executive officer’s base salary, resulting in a better mix of fixed versus variable compensation and cash versus equity compensation; and

¡	development of our Long Term Incentive Program for Executives and Key Employees (the “Executive LTIP”), which has become the centerpiece of our executive compensation program and philosophy.

The Executive LTIP provides opportunities for our executives to earn compensation that will incentivize them to build stockholder value, maintain the continuity of management, and attract new candidates. More importantly, the Executive LTIP is designed to align the interests of our executives with those of our stockholders. Specifically, the Executive LTIP includes annual awards of: (1) two tranches of performance-based restricted stock units – one requiring the achievement of absolute return on equity targets and the second based on relative total shareholder return targets – both using three-year performance periods; (2) stock options, which vest over five-years, which will only reward the executive if the stock price increases such that it exceeds the exercise price; and (3) restricted stock, which vests over five-years to provide a long-term retention and incentive tool. The Executive LTIP has worked exactly as we intended; when our stockholders profit – our executives do as well.

In 2012, general uncertainty in the world economy underscored the difficulty of predicting results, and the Company’s performance did not meet the goals set forth by the Compensation Committee as indicated by the below compensation outcomes:

¡

the annual performance goals for 2012 established for the annual incentive compensation plan for our named executive officers were not achieved and, as a result, no incentive compensation was paid for 2012; and

¡

the performance goals for the 2012 bonus year, under the performance-based restricted stock award granted to our CEO in 2008, were not achieved, and the 13,505 shares of common stock subject to vesting in August 2013 will be forfeited for no value as a result.

Stockholder Engagement

The Board believes that accountability to stockholders is a mark of good governance and is critical to the long-term success of the Company. To that end, the Company regularly engages with stockholders on a variety of topics throughout the year to ensure we are addressing their questions and concerns and to provide perspective on company policies and practices. In 2013, along with our CFO, who also heads our Human Resources function, and the Director of our Investor Relations department, we reached out to our 40 largest stockholders. As a result, we were able to speak to or meet with 15 of such stockholders both in person and/or by telephone, whom we believe represented approximately 50% of the Company’s outstanding common stock as of the record date, to elicit information regarding their views of our executive compensation program. These discussions focused on our executive compensation programs and policies, the progression of the Executive LTIP and leadership succession planning.

Following these discussions, the Compensation Committee carefully considered the feedback from stockholders and, in response, the Board, the Compensation Committee and the Nominating and Corporate Governance Committee took the following actions:

¡	adopted an equity ownership policy for our executive officers to enhance the alignment of our executive leadership team with the interests of stockholders;

¡

enhanced our non-employee director equity ownership policy to increase the level of equity ownership required and further align our non-employee directors interests with the interests of our stockholders;

¡	adopted a policy to “claw-back” incentive compensation if previously reported financial results are subsequently restated; and

¡	committed to exclude tax “gross ups” and change of control related “single trigger” or “walk away” provisions in future compensation arrangements for our named executive officers.

Leadership and Succession Planning

Success in the consulting industry requires the leadership of experienced professionals with extensive and specialized expertise. The Compensation Committee and Board consider each of our named executive officers to be an invaluable resource to the Company.

Over the last 18 years, FTI Consulting has benefited greatly from the leadership of our Chief Executive Officer (“CEO”), Jack Dunn. Under his management, the Company has evolved from a staid engineering firm operating solely in the U.S., to a dynamic multi-national and multi-disciplinary consulting company. In the process, we have experienced strong growth and delivered significant value to our stockholders. The Board believes that the vision and leadership of Mr. Dunn has significantly contributed to the Company’s rapid growth, dynamism and strong performance. Over Mr. Dunn’s career as our CEO, he has grown the market capitalization of the Company from $44 million at the end of fiscal 1996 to $1.3 billion at the end of fiscal 2012.

The Board also believes that prudent succession planning will further enhance the long-term stability and performance of the Company. The continued leadership and counsel of Mr. Dunn are critical to this process.

In 2012, in contemplation of succession planning, the Compensation Committee extended our CEO’s employment agreement through December 31, 2015. This extension enabled the Board to position the Company so its leadership transition was properly staged. Moreover, this extension gives the Board leeway to execute a thoughtful, deliberate process as we work through the leadership succession needs of the Company.

As part of this extension, the employment agreement of our CEO was also amended to eliminate the tax “gross-up” and “single trigger” or “walk-away” rights following a “Change of Control.” Mr. Dunn received a cash payment of $4.5 million, which addressed both his employment agreement extension and the removal of the “Change of Control” related provisions.

As a result of a “claw back” provision that is attached to this payment, Mr. Dunn will be required to repay a pro-rata portion of the cash payment to the Company upon termination by the Company of his employment with “Cause” or termination by Mr. Dunn of his employment without “Good Reason” any time prior to the end of his full-time employment period ending December 31, 2015 or during the following five-year transition period. As a result of this claw back right, we believe the annual amortization expense of this payment of approximately $514 thousand better represents the compensation for our CEO’s services for 2012 than does the full amount of the payment itself.

The Compensation Committee considers this amendment to be an appropriate and sound corporate governance action. As a Board, we are confident that extending and amending our CEO’s employment agreement was the right action to take for the Company and its stockholders from a succession and corporate governance point of view.

The compensation structure for FTI Consulting’s executives fits our industry and is appropriately linked to our strategy to build long-term stockholder value. Moving forward, we have the right leadership structure in place to drive performance, achieve long-term success, and create value for our stockholders. We would like to thank you for your continued support. We value your opinions, interests and concerns, and welcome your feedback on FTI Consulting’s business operations, policies and practices.

Gerard E. Holthaus	James W. Crownover
Presiding Director	Compensation Committee Chair

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis (“CD&A”) contains descriptions of various employment related agreements and employee compensation plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the agreements and plans that we have filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 28, 2013.

This CD&A describes the Compensation Committee’s responsibilities and oversight for executive compensation, our executive compensation philosophy, how pay is tied to the Company’s performance, our executive compensation programs and policies, and the elements of compensation paid or awarded to, or earned by, our named executive officers for the year ended December 31, 2012.

2012 Named Executive Officers

Our named executive officers for 2012 have been identified in accordance with applicable SEC rules and consist of our CEO, our CFO, and our next three most highly compensated executive officers (collectively, the “NEOs”), as follows:

Name	Title
Jack B. Dunn, IV	CEO
Roger D. Carlile	CFO
Dennis J. Shaughnessy	Executive Chairman
David G. Bannister	Executive Vice President and Chairman of the North American Region (“Regional Chairman”)
Eric B. Miller	CRO

Compensation Committee Responsibilities and Oversight

The Compensation Committee reviews and determines the compensation of the CEO and Executive Chairman. The Compensation Committee reviews and determines the compensation of other NEOs based on the recommendations of the CEO and Executive Chairman. The Compensation Committee has the power to select and retain compensation advisers and has procured their services on select compensation matters during 2012. See “– Role of the Compensation Advisers.” The Compensation Committee, advised by its compensation advisers, is responsible for overseeing and approving our executive compensation programs and administering our equity compensation plans. The Compensation Committee also relies upon information provided by our management with respect to our strategic business goals, annual budget and corporate performance, as well as its assessment of each NEO’s position, experience, level and changes of job responsibilities, job performance, contributions to our corporate performance, job tenure and future potential and the terms of written employment agreements, to make NEO compensation decisions. The Compensation Committee also considers the challenges encountered by the Company’s business segments during the year, including the slow recovery of the mergers and acquisitions and initial public offering markets that continued through 2012, which are significant business drivers for our business segments.

Our Compensation Philosophy

The Compensation Committee strongly believes that NEO compensation – both pay opportunities and pay realized – should be linked with the Company’s operational performance and the creation of stockholder wealth. Our compensation programs endeavor to accomplish these goals by:

■

delivering opportunities for our NEOs to earn compensation to maintain continuity of management and attract executive officer candidates, through competitive programs that are appropriate to our business, size and geographic diversity;

■

aligning the interests of our NEOs with those of our stockholders by encouraging solid corporate growth and the prudent management of risks and rewards through the use of short-term and long-term incentives that focus on the attainment of financial or strategic goals, which contribute to the creation of stockholder wealth; and

■	placing a significant percentage of our NEO’s annual compensation opportunity at risk and subject to the attainment of financial goals that drive or measure the creation of stockholder wealth.

How Pay is Tied to Company Performance

A significant portion of annual compensation is designed to reward our NEOs for producing sustainable growth and to align compensation to the interests of our stockholders. The Compensation Committee views performance in two primary ways:

¡	short-term performance measured through the achievement of annual adjusted earnings per share targets; and

¡

long-term performance measured through absolute return on equity (“ROE”) targets over a three-year period and total shareholder return (“TSR”) relative to the adjusted S&P 500 over a three-year period, or such other performance-based criteria established by the Compensation Committee, from time to time.

Our 2012 Operating Performance

In 2012, we continued to execute against our strategic growth initiatives through the following notable achievements:

¡	we continued to expand our geographic reach, enhanced our industry expertise and added to our service offerings such that:

–	we derived 26% of our 2012 revenues from outside of the U.S.; and

–	we continued to operate in 93 offices with over 3,900 employees around the world;

¡	we achieved record annual revenues of $1.58 billion and the highest fourth quarter revenues in our history of $399.3 million, up 2.2% as compared to the prior year quarter;

¡

we re-aligned our workforce to address business demands and global macro-economic conditions impacting our Forensic and Litigation Consulting, Technology and Strategic Communications segments and certain targeted practices within our Corporate Finance/Restructuring and Economic Consulting segments;

¡	we returned approximately $50.0 million to stockholders through the repurchase of approximately 1.7 million shares of our common stock for an average price per share of $29.76, using cash on hand; and

¡	we reduced our interest expense and indebtedness and increased our available borrowing capacity by:

–	paying-off our 2005 senior subordinated convertible notes at maturity on July 16, 2012;

–	completing a tender offer and redemption of our $215.0 aggregate principal amount of 7 3/4% senior notes due 2016;

–	issuing $300.0 million aggregate principal amount of 6.0% senior notes due 2022; and

–	entering into a new senior secured credit agreement consisting of a $350.0 million senior secured revolving line of credit.

Our 2012 Compensation Results

On February 28, 2013, we reported adjusted diluted earnings per share of $2.30 (“2012 Adjusted EPS”) for the year ended December 31, 2012, which is less than the threshold earnings per share (as adjusted under the terms established by the Compensation Committee pursuant to the FTI Consulting, Inc. Incentive Compensation Plan (the “Executive Incentive Plan”) for the 2012 bonus year (“2012 Incentive Plan Adjusted EPS”)) of $2.39. As a result no incentive compensation was paid to the NEOs pursuant to the Executive Incentive Plan for the 2012 bonus year.

The revenue and earnings per share performance goals for the 2012 bonus year under the performance-based restricted stock award granted to our CEO in 2008 were not achieved and the 13,505 shares of common stock subject to vesting in August 2013 will be forfeited for no value.

As of December 31, 2012, the Company measured the current status of its performance as compared to the three-year performance goals based on ROE and TSR relative to the adjusted S&P 500, which were established by the Compensation Committee pursuant to the performance-based restricted stock unit awards authorized effective in March 2011 and March 2012 under the Executive Officer and Key Employee Long-Term Incentive Program adopted in 2011(the “Executive LTIP”). The following table summarizes the ROE and TSR performance measures, the Company’s performance in comparison to such measures and the status of the awards as of December 31, 2012:

Performance Period	Performance Measure (1)(2)(3)	Threshold, Target and Maximum Performance Levels	Threshold, Target and Maximum % of Awards Earned	Status as of December 31, 2012
2011 Executive LTIP Grants
2011-2013	TSR	Threshold = 25th percentile Target = 50th percentile Maximum = 75th percentile	Threshold = 25% of Target Target = 100% Maximum = 150% of Target	Results were below threshold, and thus the performance conditions would not have been met if the performance measurement period that ends December 31, 2013 had ended as of December 31, 2012
	ROE	Threshold = 8% Target = 10% Maximum = 12%	Threshold = 25% of Target Target = 100% Maximum = 150% of Target	Results were below threshold, and thus the performance conditions would not have been met if the performance measurement period that ends December 31, 2013 had ended as of December 31, 2012
2012 Executive LTIP Grants
2012-2014	TSR	Threshold = 25th percentile Target = 50th percentile Maximum = 75th percentile	Threshold = 25% of Target Target = 100% Maximum = 150% of Target	Results were below threshold, and thus the performance conditions would not have been met if the performance measurement period that ends December 31, 2014 had ended as of December 31, 2012
	ROE	Threshold = 8% Target = 10% Maximum = 12%	Threshold = 25% of Target Target = 100% Maximum = 150% of Target	Results were below threshold, and thus the performance conditions would not have been met if the performance measurement period that ends December 31, 2014 had ended as of December 31, 2012

(1)

See “- Equity Compensation Plans - Grants of Plan Based Awards for Fiscal Year Ended December 31, 2012” for a discussion of the calculation of ROE and TSR relative to the adjusted S&P 500 and other information relating to these awards.

(2)	Linear interpolation will be used to calculate the number of Performance Units earned based on performance between the threshold and maximum levels.

(3)

Performance-based TSR and ROE awards are subject to additional vesting conditions following satisfaction of the applicable performance goals, one-third vesting on the date the applicable performance goal was achieved and one-third on March 1st of each year thereafter until fully vested.

Say-on-Pay Results and Stockholder Outreach

At the 2012 annual meeting of stockholders, 75% of the votes cast on the 2012 say-on-pay proposal were voted in support of the 2011 compensation of the executives identified as named executive officers in the 2012 proxy statement. As a result, the Presiding Director, the Chair of the Compensation Committee, the CFO, who is also responsible for our Human Resources function, and our Director of Investor Relations reached out to our 40 largest stockholders to elicit their views of our executive compensation programs. During these communications, we were able to speak with 15 of such stockholders both in person and/or by conference telephone, whom we believe represented approximately 50% of our common stock issued and outstanding as of the record date.

In general, those discussions focused on:

■	the Company’s compensation programs and policies;

■

the Company’s efforts over the past several years to make executive officer compensation more variable, performance-oriented and equity-based by increasing the proportion of annual compensation that is subject to risk of forfeiture through performance-based conditions through the implementation of the Executive LTIP, which we describe later; and

■	addressing the influence of Executive Chairman and CEO succession considerations on the Compensation Committee’s 2012 pay decisions.

Following these discussions, the Compensation Committee and the Board carefully considered the feedback from stockholders regarding the Company’s executive compensation programs and practices and in response took the following actions:

■	implemented the Company’s Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements (“Claw Back Policy”);

■

implemented the Company’s Policy on Executive Officer Equity Ownership, providing that each of our (i) CEO and Executive Chairman will own Company securities with a value at least equivalent to three times (3x) his or her applicable annual cash base salary, as adjusted from time to time, and (ii) CFO and officers at the Executive Vice President level or higher will own Company securities with a value at least equivalent to one times (1x) his or her applicable annual cash base salary, as adjusted from time to time, within three years of the date that he or she is first elected to that position and will maintain that ownership level as of June 30th of each year thereafter;

■

enhanced the Company’s Policy on Non-Employee Director Equity Ownership providing that each non-employee director will own Company securities with a value at least equivalent to five times (5x) the value of the annual retainer paid by the Company, as adjusted from time to time, within three years of the date he or she is first elected to the Board, and will maintain that ownership level as of June 30th of each year thereafter; and

■	committed to exclude tax “gross ups” and change of control related “single trigger” or “walk away” provisions in the compensation arrangements for our NEOs.

Leadership Succession

The Board, Compensation Committee and Nominating and Corporate Governance Committee believe that leadership succession is directly linked to the compensation structure the Company has in place for its top executives. The Nominating and Corporate Governance Committee is focused on managing the succession process to ensure that the Board takes care of the Company and properly addresses leadership succession while protecting the interests of stockholders. The Board believes that it is in the best interests of the Company and its stockholders to stage the succession of its leadership team properly so that the Board is able to undertake a thoughtful and deliberate approach to succession planning and decision making and assure an orderly transition to new leadership. During 2012, the most critical point identified by the Board in the succession process was to secure the services of our CEO, Jack Dunn.

In April 2012, the Board, Compensation Committee and Nominating and Corporate Governance Committee secured the continued employment of our CEO assuring leadership stability for a two-year period following the expiration of our Executive Chairman’s full-time employment period on December 31, 2013, and improved our pay practices in the process as follows:

■

we entered into an amendment (the “2012 CEO Amendment”) of his employment agreement dated November 5, 2002, as previously amended (the “CEO Employment Agreement”), extending his full-time employment period until and including December 31, 2015, thereby extending his overall availability through full-time employment and his following five-year transition period to December 31, 2020;

■

we eliminated the tax “gross-up” provision of the CEO Employment Agreement requiring the Company to indemnify the CEO for any excise taxes that may be imposed on him by reason of the application of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), for payments and benefits that he may receive in connection with a “Change of Control” of FTI Consulting, Inc. (as that term is defined in the CEO Employment Agreement); and

■

we eliminated the CEO’s “single trigger” or “walk-away” right during the 12-month period following a “Change in Control” of FTI Consulting, Inc., which would have allowed him to voluntarily resign his employment during the 12-month period and collect the enhanced “Change of Control” severance benefits under the CEO Employment Agreement.

Understanding Our CEO’s Pay

This section provides additional information regarding Mr. Dunn’s accomplishments as our CEO and the amounts of pay he has realized as compared to the amounts included in the Summary Compensation Table.

Mr. Dunn’s Accomplishments as CEO.  Under the leadership of Jack Dunn, who became our CEO in 1995, the Company has evolved from a staid engineering firm operating in the U.S. to a dynamic multi-national and multi-discipline consulting company. In the process, we have experienced strong growth and delivered significant value to our stockholders. The Board believes that the vision and leadership of Mr. Dunn has significantly contributed to the Company’s rapid growth, dynamism and strong performance. The Board also believes that the continued leadership of Mr. Dunn is central to the future growth, expansion, success and ultimately leadership succession of the Company.

Mr. Dunn’s Realized Pay.  The graph below illustrates the differences between the pay reported in the Summary Compensation Table and the pay actually realized by our CEO in 2010, 2011 and 2012. We believe this supplemental information is important because a significant portion of current year pay as reported in the Summary Compensation Table represents compensation to incentivize future performance. It may also include restricted stock awards that were awarded as incentive compensation in a later year on account of achieving objective performance goals established by the Compensation Committee for the prior bonus year.

As can be seen, the value of realized pay for 2012 differs from the amounts of total reported compensation shown in the Summary Compensation Table. The Compensation Committee believes that the presentation of this information demonstrates its commitment to a pay-for-performance orientation in the compensation package provided to our CEO.

(1)

Realized pay for the applicable year includes the values of: (i) time-based stock options that were exercised and (ii) time-based restricted stock and restricted stock units that vested and performance-based restricted stock and restricted stock unit awards that were released or vested. Realized pay for the year ended December 31, 2012 includes approximately $386,000 of the lump sum cash payment of $4,500,000 to our CEO (the “CEO Retention Payment”) made on April 2, 2012 to secure his full-time services to December 31, 2015, representing the amortization expense for the period April 2, 2012 to and including December 31, 2012, which we believe is a more appropriate reflection of realized pay for 2012 given the “claw back” feature associated with this payment as discussed under “– 2012 Compensation Committee Actions – 2012 CEO Retention Payment.”

(2)

Realized pay for the applicable year excludes the values of time-based and performance-based stock options, restricted stock and restricted stock unit awards that were awarded in an applicable year, which did not vest, were not exercised or were not realized in the applicable year. Realized pay for the year ended December 31, 2012 excludes the full value of the CEO Retention Payment.

Our NEO Compensation Programs

The following sections describe the principal components and the other components of NEO compensation and provide information about the compensation programs that have been implemented to drive performance by the NEOs.

Principal Components of NEO Compensation

The principal components of our NEO compensation programs and the associated 2012 actions are described in the below table and in the additional descriptions following this table.

Compensation Component	Key Characteristics	Purpose	2012 Actions
Fixed Compensation
Annual Cash Base Salary	Fixed Compensation Component. Annual cash base salary, which is subject to review and adjustment on a case-by-case basis after considering any changes in the NEO’s performance, current position and responsibilities.	Intended to compensate the NEO fairly for the responsibility level of the position, time employed by the Company, position within the Company, skills and abilities.

CEO, Executive Chairman and CFO. No change in the amount of annual cash base salary.

Regional Chairman. Annual cash base salary increased 17.0%.

CRO. Annual cash base salary increased 13.3%.

See “– 2012 Compensation Committee Actions – 2012 Merit Adjustments to NEO Annual Cash Base Salary.”

Annual Incentive Compensation
Executive Incentive Plan	Short-Term Performance-Based Variable Compensation. Annual incentive compensation, which is paid through a combination of cash and restricted stock that vests one-third on December 31st in the year in which awarded and one-third on each December 31st thereafter until fully vested.

Intended to reward NEOs for achieving or exceeding annual company performance objectives and in some cases individual subjective objectives.

Places a portion of annual incentive compensation at risk based on performance.

NEOs. The threshold objective performance goal based on 2012 Incentive Plan Adjusted EPS was not achieved and thus no annual incentive compensation payments or awards were made.

See “– 2012 Compensation Committee Actions – 2012 Incentive Compensation.”

Compensation Component	Key Characteristics	Purpose	2012 Actions
Long-Term Incentive Compensation
Executive LTIP	Long-Term Performance-Based Variable Compensation. Annual equity awards consisting of (1) performance-based restricted stock unit awards, subject to performance conditions based on relative TSR targets and absolute ROE targets measured over a three-year performance period and subject to additional time-based vesting conditions and (2) stock option and restricted stock awards subject to five-year time-based vesting conditions.	Intended to compensate NEOs for meeting long-term performance goals based on objective financial metrics identified as positive for the Company and stockholders and to act as a retention and incentive tool by increasing NEO equity ownership and aligning NEO interests with those of our stockholders.	NEOs. Received Executive LTIP equity awards consisting of performance-based restricted stock unit awards and time-based restricted stock and stock option awards, as described under “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2012.”
Other Compensation
Health and Welfare Benefits	Fixed Compensation	Intended to provide benefits to promote health and welfare.	NEOs. No material changes from prior year benefits.
Perquisites	Variable Compensation	Intended to promote convenience and safety to allow NEOs to perform more effectively.	NEOs. No material changes from prior year perquisites.
401(k) Plan	Fixed Compensation	Intended to promote long-term financial security.	NEOs. Company 401(k) matches NEO discretionary contributions on same basis as general employee population up to maximum allowed under the Code.

Annual Cash Base Salary.  Annual cash base salary is a fixed annual rate of pay received by the NEO. Annual cash base salary rewards the NEO for his day-to-day responsibilities, experience, time employed by the Company, position within the organization, skills and abilities. The complexity and growth of our businesses are also considered when setting annual cash base salary. The Compensation Committee also considers our CEO’s and Executive Chairman’s recommendations regarding the annual cash base salary of other NEOs. The Compensation Committee does not necessarily assign more importance to any factor over another.

The Compensation Committee reviews the annual cash base salary of our NEOs at least annually and sometimes more often. The Compensation Committee will adjust annual cash base salary on a case-by-case basis after considering any changes to the NEO’s employment terms, the NEOs responsibilities and whether those responsibilities have increased or decreased, corporate performance, the results of annual individual performance evaluations as measured against the subjective performance criteria established for the NEO, the NEO’s employment contract terms, if applicable, and the NEO’s total compensation package. See “– 2012 Compensation Committee Actions – 2012 Merit Adjustments to NEO Annual Cash Base Salary.”

Annual Incentive Compensation.  Annual incentive compensation, which is in addition to the annual cash base salary, is used to reward NEOs based on short-term financial measures that are identified as positive for the Company and aligned with the interests of our stockholders, as well as for meeting individual subjective goals established by the Compensation Committee. Annual incentive compensation is established each year under the Executive Incentive Plan. The Executive Incentive Plan requires that the Compensation Committee designate those executive officers who will participate in the plan for any year and establish performance goals and maximum dollar targets to be paid to each plan participant if the performance goals have been achieved.

The Executive Incentive Plan serves as a basis for short-term annual incentive compensation and is designed to:

¡	link annual NEO incentive compensation to the achievement of annual financial results of the Company;

¡	align NEO interests with stockholder interests by using annual performance goals which contribute to the creation of stockholder wealth; and

¡

place a significant portion of annual incentive compensation at risk by awarding a portion of total annual incentive compensation in the form of restricted stock, subject to annual pro-rata vesting conditions on December 31st of the year in which the grant was made and each December 31st thereafter until fully vested.

As a result, an NEO’s incentive compensation is at risk. Incentive compensation set by the Compensation Committee pursuant to the Executive Incentive Plan is designed to meet the requirements of Code Section 162(m) to allow the Company to receive a deduction for that compensation; therefore, individual subjective performance goals can only be considered to reduce but not increase an individual’s incentive compensation award. Starting in 2009, the Compensation Committee began awarding annual incentive compensation pursuant to the Executive Incentive Plan (and its predecessor plan) to NEOs through a combination of cash and restricted stock. See “– 2012 Compensation Committee Actions – 2012 Incentive Compensation,” for a discussion of restricted stock awards issued on account of incentive compensation pursuant to the Executive Incentive Plan that is paid through the issuance of common stock.

Executive LTIP.  In 2011, the Compensation Committee approved the Executive LTIP, which was designed as a recurring program to:

¡	increase the proportion of long-term performance-based elements of NEOs compensation as a proportion of their total compensation;

¡	link NEO compensation with the Company’s long-term success and the creation of stockholder wealth;

¡	increase the equity stake of our executive officers and key employees; and

¡	serve as a meaningful retention incentive to encourage management’s long-term stability.

The Executive LTIP is also intended to serve as the basis for recurring annual equity awards that will serve as a long-term performance-based component of total compensation opportunity. The Executive LTIP consists of two tranches of performance-based equity awards in the form of restricted stock units (each unit equating to one share of common stock on vesting), subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period following the three-year performance measurement period upon the achievement of the following performance goals:

¡

our ROE within a specified range from the beginning to the end of the three-year performance measurement period, which is designed to reward participants for moderate performance at the “threshold” level, median performance at the “target” level, and performance significantly better than “median” at the “maximum” level.

¡

our TSR relative to the adjusted S&P 500, within a specified range from the beginning to the end of the three-year performance measurement period, to reward participants for moderate performance at the “threshold” level, median performance at the “target” level, and performance significantly better than “median” at the “maximum” level.

In addition to the performance-based restricted stock units, the Executive LTIP also includes annual awards of stock options and restricted stock, subject to five-year time-based pro-rata vesting conditions.

For the 2011 and 2012 Executive LTIP awards, the Compensation Committee established a notional value (the “Notional Value”) of the total annual award for each NEO. The Compensation Committee establishes the Notional Value following a review of information provided by management with respect to our strategic business goals, annual budget and corporate performance, as well as its assessment of each NEO’s position, experience, level and changes in job responsibilities, job performance, contributions to our corporate performance, job tenure and future potential and the terms of written employment agreements.

As a percentage of the total Notional Value of the Executive LTIP awarded in both 2011 and 2012, (1) the performance-based restricted stock unit component represents 36% of the total Notional Value, (2) the time-based stock option component represents 40% of the total Notional Value, and (3) the time-based restricted stock component represents 24% of the total Notional Value. The number of shares granted for the performance-based restricted stock awards and the time-based restricted stock awards is determined by dividing the applicable allocated portion of the Notional Value by the closing price per share for FTI Consulting common stock reported on the NYSE for the date of grant. The number of shares of FTI Consulting common stock issuable on exercise of stock options awarded as part of the Executive LTIP is determined by using an agreed 50% Black-Scholes value and by dividing that value by the closing price per share of FTI Consulting common stock reported on the NYSE for the date of grant.

Health and Welfare Benefits.  We provide our NEOs with substantially the same benefits that we provide to employees generally to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s employees. These benefits include medical, dental, vision, prescription drug and mental health insurance, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life and AD&D insurance coverage for employees and their dependents, short-term and long-term disability insurance coverage, and parental, family and medical leave.

Perquisites.  Perquisites that are provided to one or more NEOs include company supplied automobiles or car allowances. The Company leases a corporate aircraft managed by a third party FAA Part 135 air carrier (the “Aircraft Management Company”), to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When not in use by the Company, the Aircraft Management Company may charter the aircraft, which includes chartering the aircraft to authorized NEOs and directors of the Company for personal use. The hourly charter fee per in-flight travel hour for personal charters by authorized NEOs and directors for 2012 was $1,800, which was less than the amount third parties would pay to charter the aircraft but equaled or exceeded the aggregate marginal operating cost of the aircraft. These perquisites promote ease of travel by the NEO to facilitate job performance and enhance the safety and security of our NEOs when they travel. We also provide enhanced supplemental life, AD&D insurance or long-term disability insurance to promote NEO welfare. For a description of the perquisites received by the NEOs in 2012, see “Executive Officers and Compensation – Summary Compensation Table.”

In addition, pursuant to the terms of their employment agreements, we extend to the CEO and Executive Chairman a medical program that provides health, dental, vision and prescription drug benefits to them and their spouses (for their lifetimes) and dependents (until the maximum age up to which the Company’s plan provides benefits for dependents), during their transition periods and after termination of employment at a level substantially the same as that provided prior to termination. Following the transition period, each executive will pay 100% of the annual cost of such coverage. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments.”

Retirement Benefits.  We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and like our employees are eligible to receive matching benefits under our 401(k) Plan up to the maximum allowed under the Code, which was $7,500 for 2012.

Other Components of NEO Compensation

Quarterly Standing Stock Awards.  On July 31, 2008, the Compensation Committee authorized a standing automatic restricted stock award to our CEO with a value equivalent to $250,000 on the day following the Company’s quarterly and annual public earnings release each year (the “Standing Stock Award”), without the necessity of further action of the Compensation Committee. The number of shares of restricted stock awarded to our CEO pursuant to the Standing Stock Award will be determined by dividing (i) $250,000, by (ii) the closing price per share of the Company’s common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual earnings release. The Standing Stock Award is awarded out of the shares available under any stockholder approved equity compensation plan in effect from time to time, and if no shares are available will be paid in cash. Each Standing Stock Award is subject to pro-rata vesting on the first, second and third anniversary of the applicable date of grant. The Compensation Committee believes that the Standing Stock Award directly aligns with and keeps our CEO focused on long-term increases in stockholder value.

Retention Payments.  The Compensation Committee may provide a retention payment to an NEO, on a case-by-case basis, after considering any changes to the NEO’s employment terms or conditions. Any such retention payment may be made in cash (with or without a claw back feature), time-based equity awards or performance-based equity awards.

Transition Payments.  Because of professional relationships with our client facing employees, the complexity of the services we provide, and our rapid growth and geographic expansion, the Compensation Committee determined that it is in the Company’s best interests to contractually require our CEO and Executive Chairman (in each case, other than in the event of termination due to death or “Disability” or by the Company with “Cause”) to provide part-time employment services, as needed by the Company, following the end of his full-time employment period. Their employment agreements provide that each of them will be available to annually provide up to 500 hours of service for five years, for an annual cash payment. Their employment agreements further provide for post-employment restrictions regarding competing with the Company and soliciting employees and clients of the Company for a three-year period from the last day of the executive’s transition term. The transition term will terminate if the executive breaches his obligations not to compete with or solicit the clients or employees of the Company. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments.”

2012 Compensation Committee Actions

In 2012, the Compensation Committee considered and took the actions described below relating to its executive compensation philosophy and succession planning objectives.

2012 Merit Adjustments to NEO Annual Cash Base Salary.  The Compensation Committee approved merit increases to the annual cash base salary for NEOs, as follows:

■	Our Regional Chairman – increased to $1,000,000 from $850,000 effective January 1, 2012; and

■	Our CRO – increased to $850,000 from $750,000 effective April 1, 2012.

The Compensation Committee believes that the merit increases of the annual cash base salaries of our Regional Chairman and CRO were appropriate based on their responsibilities for the North American region, the largest geographic region in which we conduct business, and our expanding global footprint and the complexities associated with that expansion, respectively.

2012 Incentive Compensation.  In March 2012, the Compensation Committee approved the following participants, performance goals, based on 2012 Incentive Plan Adjusted EPS, and individual maximum target bonus levels for the year ended December 31, 2012, under the Executive Incentive Plan.

Participant	$2.39	$2.53	$2.75	$2.90	$3.20
Jack B. Dunn, IV	$500,000	$1,125,000	$1,750,000	$2,150,000	$3,000,000
Dennis J. Shaughnessy	500,000	1,125,000	1,750,000	2,150,000	3,000,000
David G. Bannister	500,000	800,000	1,100,000	1,400,000	2,000,000
Roger D. Carlile	500,000	800,000	1,100,000	1,400,000	2,000,000
Eric B. Miller	300,000	500,000	700,000	900,000	1,300,000

The Compensation Committee established the 2012 performance objectives in furtherance of its goals of:

■	conditioning incentive compensation on the achievement of performance goals;

■	increasing the proportion of incentive compensation paid in the form of equity awards, subject to long-term vesting conditions; and

■

establishing the performance goals within the deadline under Code Section 162(m) in order to maximize the deductibility of incentive compensation for officers with compensation in excess of $1,000,000.

The Compensation Committee designated our NEOs as the sole plan participants for 2012. When establishing performance goals for 2012, the Compensation Committee reviewed and discussed the Company’s budget, business and financial plans, expectations, anticipated market conditions, published financial guidance and the recommendations of the CEO and Executive Chairman.

For 2012, the Compensation Committee established a range of performance goals based on 2012 Incentive Plan Adjusted EPS, which is earnings per diluted share reported for the year ended December 31, 2012, adjusted for certain specified items such as special charges, unbudgeted key personnel termination costs, expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of SFAS 141R, and any gain or loss reflected on the Company’s profit and loss statement as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2012, and the inclusion of the minority interest of a business or business segment, in the event of a sale or disposition of part of a business or business segment of the Company completed in 2012. The use of 2012 Incentive Plan Adjusted EPS as the performance measure is consistent with prior year practices and directly ties annual incentive compensation to increases in stockholder value.

In March 2012, the Compensation Committee determined that 65% of any amount actually payable under the Executive Incentive Plan would be paid in cash and 35% would be paid in shares of restricted stock, which would vest one-third on December 31st of the year in which granted and on each December 31st thereafter until fully vested. When establishing each NEO’s individual maximum target payments at each objective performance goal level, the Compensation Committee also considered, the individual’s executive position, duties and responsibilities, and any changes to those duties and responsibilities envisioned during the bonus plan year.

On February 28, 2013, the Company reported 2012 Adjusted EPS of $2.30, which was less than the threshold 2012 Incentive Plan Adjusted EPS of $2.39 established by the Compensation Committee for the 2012 bonus year. As a result, no incentive compensation was paid to NEOs for the 2012 bonus year.

2012 Executive LTIP Awards.  In February 2012, the Compensation Committee designated the NEOs as participants in the Executive LTIP and established the types, terms and amounts of the equity awards to be granted to NEOs in the program for 2012. Pursuant to the Executive LTIP plan design, the Compensation Committee awarded each NEO (1) time-based stock options, (2) time-based restricted stock and (3) two tranches of performance-based equity awards in the form of restricted stock units (each unit equating to one share of common stock on vesting), subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period following the three-year performance period. The performance-based conditions established by the Compensation Committee are based on achieving ROE and TSR relative to the adjusted S&P 500 targets within specified ranges from the beginning to the end of the three-year performance measurement period. The performance-based equity awards are designed to reward participants for moderate performance at the “threshold” level, median performance at the “target” level, and performance significantly better than “median” at the “maximum” level. See “– Our 2012 Compensation Results,” “– Principal Components of NEO Compensation “Executive Officers and Compensation – Summary Compensation Table” and “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2012,” for additional information regarding the 2012 Executive LTIP awards.

2012 CEO Retention Payment.  In April 2012, we entered into the 2012 CEO Amendment extending Mr. Dunn’s full-time employment period to and including December 31, 2015, in order to secure his services after the expiration of our Executive Chairman’s full-time employment period in December 2013. At the same time we improved our pay practices by eliminating certain contract rights, including the right to receive tax gross-up payments on a “Change of Control” and his right to unilaterally terminate his employment during the 12-month period following a “Change of Control.” The Compensation Committee believes that the $4,500,000 CEO Retention Payment to extend Mr. Dunn’s full-time employment period through December 2015 is in the best interests of the Company and its stockholders by providing for continuity of leadership during a period of anticipated transition considering the upcoming expiration of our Executive Chairman’s full-time employment period on December 31, 2013. Upon termination of Mr. Dunn’s employment (i) by the Company for “Cause” or (ii) by the CEO without “Good Reason” (each, as defined in the CEO Employment Agreement), he will be obligated to repay within 30 days of the termination date a pro-rata portion of the CEO Retention Payment calculated by multiplying the CEO Retention Payment by a fraction the numerator of which is the number of calendar days remaining from April 5, 2012 through December 31, 2020 and the denominator of which is 3,190. As a result of this claw back right, we believe the annual amortization expense of this payment better represents compensation for our CEO’s services for 2012 than does the full amount of the payment itself. The amortization expense for the period from April 2, 2012 to and including December 31, 2013 was approximately $386,000. The full year amortization expense is expected to be approximately $514,000.

Other LTIP Awards.  In July 2008, our CEO agreed to extend his employment term, and as partial consideration, the Compensation Committee authorized the award of 67,521 performance-based shares of restricted stock under our 2006 Plan, with a value equivalent to $5,000,000 on the grant date of August 11, 2008 (based on the closing price of $74.05 per share reported on the NYSE for the date of grant). The applicable performance goals were based on annual revenue targets and/or ranges of fully diluted earnings per share (“EPS”) targets, established for the years ended December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and the year ending December 31, 2012. The purpose of this LTIP award was to incentivize long-term performance by setting aggressive annual revenue and EPS targets during the remaining term of the CEO’s employment under his then current employment agreement In February 2013, the Compensation Committee certified that the revenue and EPS performance goals for the 2012 bonus year under the 2008 performance-based equity awards were not achieved and our CEO will forfeit the 13,505 shares of common stock subject to vesting in August 2013 for no value. There are no additional performance goals subject to achievement and no further shares subject to vesting under this award.

Timing of Equity Grants

Equity awards to our NEOs, other officers and employees have been awarded under our 1997 Plan, 2004 Plan, 2006 Plan and 2009 Plan. Our plans are currently administered by the Compensation Committee. As administrator, the Compensation Committee has the authority, in its sole and absolute discretion, to grant awards under the plans, establish the terms of such awards, including vesting terms, prescribe grant agreements evidencing such awards, and establish programs for granting awards. The Compensation Committee has not delegated its authority to make awards or prescribe the terms (including vesting terms) to our management.

Throughout the year, as management believes grants are merited, they will make recommendations for equity awards to the Compensation Committee for approval. In such cases, management recommends to the Compensation Committee the identities of the officers and employees to receive awards, the type of award, the number of shares subject to an award and other terms of an award, including grant date, vesting terms and the life of such award. The equity awards to the NEOs are also subject to contractual transition, termination and “Change of Control” provisions. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments.”

The Compensation Committee may also make equity awards on its own initiative. The timing of awards is influenced by new hires and promotions throughout the year and timing of annual bonus payments that may be in the form of equity. Typically, equity awards are approved at regularly scheduled or special meetings of the Compensation Committee but the Compensation Committee may also approve equity awards by unanimous written consent of the members.

Stock options and stock-based awards, including restricted stock awards, are only effective as of the later of the date (i) the Compensation Committee takes action to approve the grant and (ii) all conditions to the award have been met in accordance with FASB ASC Topic 718. In some cases, the Compensation Committee will grant awards that are contingent, which contingencies may include commencement of employment or the execution of new written employment documents with the Company, or with grant dates as of future dates. All option awards are made at an exercise price equal to or exceeding the “fair market value” of our common stock on the date of grant and have a ten-year term.

The Executive LTIP, which was adopted in 2011, contemplates recurring annual equity awards to NEOs in the first quarter of each year, which are scheduled to allow dissemination of our quarterly and/or year-end earnings announcement prior to the grant dates of such awards. The CEO’s Standing Stock Awards are awarded on the day following each announcement of quarterly and annual earnings.

Role of the Compensation Advisers

Under its Charter, the Compensation Committee is authorized to select, retain, direct the activities and terminate the services of compensation advisers, as well as approve fees and expenses of such advisers. During 2012, the Compensation Committee continued to engage Frederic W. Cook & Co. (“FWC”) to advise the Compensation Committee on executive compensation matters when requested to do so by the Committee. In addition, during 2012 the Compensation Committee consulted Kirkland & Ellis LLP (“K&E”) on legal aspects of executive compensation. During 2012, the Compensation Committee requested FWC’s and K&E’s advice on a variety of issues, including CEO compensation and Say-on-Pay proposal considerations under the Dodd-Frank Wall Street Reform and Consumer Protection Act. FWC also consulted on the types and terms of the performance-based restricted stock unit and restricted stock and stock option awards pursuant to the Executive LTIP for the 2012 bonus year, the objective performance goals and non-recurring adjustments for 2012 bonus year under the Executive Incentive Plan, compensation best practices, 2012 compensation adjustments, CEO retention and retention payments, the 2012 CEO Amendment, and the analyses of potential risks arising from our compensation programs. K&E and FWC reviewed the NEO compensation disclosures included in this proxy statement for the Annual Meeting. FWC and K&E interact with the Company to obtain information that is needed for reports and advice requested by the Compensation Committee.

The Compensation Committee has assessed the independence of FWC and K&E from management taking into consideration:

■	other services that the compensation consultant, legal counsel or other adviser (or the person employing such consultant, counsel or adviser) provides to the Company;

■	the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser), as a percentage of the total revenues of such person;

■	the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;

■	any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Compensation Committee;

■	any stock of the Company that is owned by the compensation consultant, legal counsel or other adviser; and

■

any business or personal relationship the compensation consultant, legal counsel or other adviser (or the person employing the consultant, counsel or other adviser) has with an executive officer of the Company.

FWC did not provide any services to the Company and the Company did not provide any services to FWC during 2012 apart from the consulting services provided to the Compensation Committee.

K&E is our outside corporate counsel and in that capacity advises us regarding executive compensation matters, including executive compensation practices and contractual matters as well as advice regarding our equity compensation plan and other executive and employee plans. George Stamas, one of our directors, is a Partner at K&E. The Company routinely is engaged by K&E to provide services to clients of K&E in the ordinary course of our business. After consideration of the above factors, as well as information supplied by FWC regarding its conflicts of interest policies, the Compensation Committee concluded that FWC is independent and not subject to any conflicts of interest. The Compensation Committee concluded that K&E is not independent but determined that K&E offers a unique well rounded perspective on our executive compensation and the matters on which it advises the Compensation Committee do not constitute a conflict of interest but are aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with K&E on executive compensation matters.

Total 2012 Compensation Comparisons

The following table compares each component of a NEO’s compensation described in the “Executive Officers and Compensation – Summary Compensation Table” as a percentage of each NEO’s total compensation for the year ended December 31, 2012:

Name and Principal Position	Base Salary (% of Total)	Bonus (% of Total)	Stock Awards (% of Total)	Option Awards (% of Total)	Non-Equity Incentive Plan Compensation (% of Total)	All Other Compensation (% of Total)
	(a)	(b)	(c) (1)	(d)	(e)	(f)
Jack B. Dunn, IV	17.29	50.20	29.01	2.87	—	0.63
Roger D. Carlile	42.56	—	47.25	9.85	—	0.34
Dennis J. Shaughnessy	31.97	—	55.13	10.96	—	1.94
David G. Bannister	38.87	—	50.56	9.38	—	1.19
Eric B. Miller	43.66	—	44.88	10.26	—	1.20

(1)

The percentages in Column (c) were derived based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2012.”

The following table compares each component of our CEO’s realized pay as a percentage of total realized pay as described in “– Leadership Succession – Understanding Our CEO’s Pay – Mr. Dunn’s Realized Pay” for the year ended December 31, 2012:

Name and Principal Position	Base Salary (% of Total)	2012 Amortization Expense of Bonus (CEO Retention Payment) (% of Total)	Stock Awards that Vested in 2012 (% of Total)	Non-Equity Incentive Plan Compensation (% of Total)	All Other Compensation (% of Total)
	(a)	(b)	(c)	(d)	(e)
Jack B. Dunn, IV	46.57	11.59	40.17	—	1.67

Employment Agreements, Termination of Employment and Change of Control Arrangements

As we discuss more fully in “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change of Control Payments,” we have fixed-term written employment agreements, which provide for severance protection under certain circumstances, with our CEO and Executive Chairman. The employment agreements include annual cash base salary terms that provide that specified annual cash base salary levels cannot be reduced. Our employment agreements with our CEO and Executive Chairman contain provisions relating to transition service periods and payments during those periods. Their employment agreements also provide for payments on certain termination of employment events, including termination in connection with a “Change of Control,” termination by the Company with and without “Cause,” and termination by the NEO with or without “Good Reason.” The executives view the termination protection payments and benefits as an important component of their total compensation. In our view, having these protections helps to maintain our NEOs’ objectivity in decision-making and provides another vehicle to align the interests of our NEOs with the interests of our stockholders. All or some of these payments and benefits may never be triggered.

Decisions to enter into employment agreements, the terms of those agreements and amendments to those agreements have been based on the facts and circumstances at the time and arm’s length negotiations with the applicable NEO.

Return of Incentive Compensation by NEOs

On March 28, 2013, the Board adopted its Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements, or Claw Back Policy, providing for the recovery of the portion of any cash bonus and other incentive-based compensation received or earned by any current or former executive officer of the Company on account of the achievement of performance goals that were based on financial results that become subject to a restatement of the Company’s financial statements on or after January 1, 2013. Such executive officers would be subject to the Claw Back Policy if (i) the restatement was due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws, other than as a result of any rule changes or interpretations of such rules, (ii) the Board determines that such executive officer was directly responsible for the non-compliance that resulted in the restatement, and (iii) the Board determines that it is in the best interests of the Company and the stockholders to seek repayment from such executive officer. In such event, if the amount received or earned by the executive officer exceeds the amount that would have been payable following the restatement of financial results, the executive officer will be required to repay such excess amount to the Company. The Board has sole authority to determine when the Claw Back Policy will apply and to determine the amount, if any, that will be repaid by the affected executive officers taking into account any facts or circumstances that it deems appropriate, including whether the restatement impacted the timing of recognition (rather than amount), whether the assertion of any claim may violate applicable law or adversely impact the interests of the Company or subsidiary, and the cost and likely outcome of any potential litigation in connection with the Company’s attempt to recover such payments.

The CEO and CFO are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires corporate executives to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct.

Executive Equity Ownership

On March 28, 2013, the Board adopted a Policy on Executive Officer Equity Ownership demonstrating our Board’s continuing commitment to stockholder interests. The policy provides that each of our CEO and Executive Chairman will attain an investment level in Company equity equal to at least three times (3x) his annual cash base salary, as adjusted from time to time. In addition, each of our CFO and other officers at the Executive Vice President levels or higher will attain an investment level in Company equity equal to at least one times (1x) his or her annual cash base salary, as adjusted from time to time. The policy also establishes other conditions, including giving the covered officer three years from the date he or she is first elected to the position (the “Initial Officer Equity Ownership Date”) to attain that cumulative investment level and three years to attain any additional investment level if his or her annual cash base salary should increase. In addition, under the policy, a covered officer may not sell, transfer or dispose of shares of common stock if he or she does not attain or maintain the applicable equity ownership investment level at the Initial Officer Equity Ownership Date or at June 30 of each year thereafter, except as necessary to (i) pay or repay the cost of exercising a stock option, (ii) pay any tax obligations associated with the exercise of a stock option, (iii) pay any tax obligations associated with the vesting of shares of restricted stock, (iv) pay any tax obligations associated with the release or distribution of shares of common stock on account of restricted stock or stock units, or (v) with the prior written approval of the Compensation Committee, in its sole discretion.

Shares of Company common stock that are, directly or indirectly, (i) beneficially owned by such officer or (ii) held in a trust over which such officer has more than fifty percent of the beneficial interest and controls the management of the assets will count towards attaining and maintaining the applicable equity ownership level. Stock options exercisable for shares of Company common stock, whether or not vested, and unearned performance awards will not count towards meeting the equity ownership requirement. However, restricted stock, stock units and restricted stock units, whether or not vested, will count towards such officer’s equity ownership level. The shares of common stock counted towards attaining and maintaining the total investment level will be valued as the average of the closing prices of the Company’s common stock reported on the NYSE for each trading day in the 90 calendar day period immediately preceding the applicable date.

Restrictions on Entering into Hedging and Derivative Transactions

In 2008, the Board adopted a policy that prohibits individuals who are subject to the Company’s Policy on Inside Information and Insider Trading, from purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls, or similar instruments, or engaging in derivative securities transactions involving or relating to the Company’s securities, without the prior consent of the Company’s CEO. In addition, without the prior written consent of the CEO, hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, are prohibited. Waivers from this policy have been granted in the past to executive officers, primarily in connection with shares of common stock of the Company issued as purchase price consideration for the acquisition of such executive’s business, however, no waivers of this policy are currently in effect.

Deductibility of NEO Compensation

Code Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to our CEO and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the CFO. A company can deduct compensation (including the exercise of options) above that limit if it pays the compensation under a plan that its stockholders have approved and that is performance-related and non-discretionary. The Executive Incentive Plan includes, among other things, provisions that protect the Company’s ability to take a tax deduction for performance-based awards and incentive compensation in conformity with Code Section 162(m) and related regulations.

The Compensation Committee considers Code Section 162(m) when making compensation decisions but other considerations, such as providing our NEOs with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. The Compensation Committee has and expects to continue to authorize payment of compensation to NEOs outside the deductibility limits of Code Section 162(m) in appropriate circumstances. The Compensation Committee may selectively consult with a compensation adviser with respect to the payment of compensation that is not deductible under Code Section 162(m). In 2012, we paid total annual cash base salary to each of our CEO and Executive Chairman in excess of the deductibility limits of Code Section 162(m). See “Executive Officers and Compensation – Summary Compensation Table” for the annual cash base salaries and other compensation paid to the NEOs for 2012.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement relating to the 2013 annual meeting of stockholders of the Company.

Compensation Committee

James W. Crownover, Chair

Brenda J. Bacon

Claudio Costamagna

Gerard E. Holthaus

RISK ASSESSMENT OF COMPENSATION PRACTICES

During 2012, at the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices. This assessment included the (i) review of programs, plans, policies and procedures relating to the components of executive and employee compensation, (ii) review of incentive-based equity and cash compensation features, (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking, (iv) identification of business risks that these features could potentially encourage, (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks, (vi) assessment of potential risks, and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

SUMMARY COMPENSATION TABLE

We have set forth below the total compensation paid to and earned by, and equity and cash-based awards (subject to performance-based and/or time-based vesting contingencies) granted to our CEO, CFO and the three other most highly compensated persons who were serving as our executive officers on December 31, 2012. In accordance with applicable SEC rules, the Summary Compensation Table includes the grant date fair value of all equity awards and performance-based restricted stock unit awards that were granted in 2012. However, a portion of the equity awards granted to the NEOs in 2012 and 2010 were awarded in lieu of cash incentive compensation on account of performance for the bonus years ended December 31, 2011 and December 31, 2009, respectively. See footnote (2) to the Summary Compensation Table for a discussion of the stock awards that were granted on account of performance in prior years. For information regarding realized pay versus reported pay of our CEO, see “Executive Officers and Compensation – Compensation Discussion and Analysis – Leadership Succession – Understanding our CEO’s Pay – Mr. Dunn’s Realized Pay.”

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($) (2)(6)	Option Awards ($) (3)(6)	Non-Equity Incentive Plan Compensation ($) (1) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Jack B. Dunn, IV President and Chief Executive Officer	2012 2011 2010	1,550,000 1,550,000 1,535,961	4,500,000 (7) — —	2,600,527 1,917,221 1,604,828	257,276 345,663 —	— 1,075,000 400,400	— — —	55,577 56,366 50,818	8,963,380 4,944,250 3,592,008
Roger D. Carlile Executive Vice President and Chief Financial Officer	2012 2011 2010	1,000,000 1,085,385 1,300,000	— — —	1,110,455 1,100,730 113,418	231,551 414,800 —	— 637,500 400,400	— — —	7,950 7,800 7,800	2,349,956 3,246,215 1,821,618
Dennis J. Shaughnessy Executive Chairman of the Board	2012 2011 2010	1,050,000 1,050,000 1,035,961	— 1,500,000 (8) —	1,810,788 3,284,178 604,883	360,189 483,926 —	— 1,075,000 400,400	— — —	63,708 65,322 68,580	3,284,685 7,458,426 2,109,824
David G. Bannister Executive Vice President and Chairman of the North American Region	2012 2011 2010	959,615 807,308 671,923	— — —	1,247,975 1,100,730 670,321	231,551 414,800 —	— 775,000 400,400	— — —	29,464 31,692 30,846	2,468,605 3,129,530 1,773,490
Eric B. Miller Executive Vice President, General Counsel and Chief Risk Officer	2012 2011	821,154 750,000	— —	844,180 687,956	192,957 259,250	— 450,000	— —	22,676 23,021	1,880,967 2,170,227

(1)	All cash compensation is presented in Columns (b), (c) and (f).

(2)

The stock awards reported in Column (d) includes the aggregate grant date fair market values for awards of stock, computed in accordance with FASB ASC Topic 718. The stock awards in Column (d) for the year ended December 31, 2010, include the grant date fair market values of the 35% of the incentive compensation payments under the Executive Incentive Plan (or its predecessor plan) for the bonus year ended 2009, which were deferred through the award of shares of restricted stock in 2010. The stock awards in Column (d) for the year ended December 31, 2012, include the grant date fair market values of the 50% of the incentive compensation payments under the Executive Incentive Plan (or its predecessor plan) for the bonus year ended 2011, which were deferred through the award of shares of restricted stock in 2012. The stock awards in Column (d) also include the aggregate grant date fair market values for shares of restricted stock, subject to time-based vesting conditions, awarded to Executive NEOs in 2011 and 2012 under the Executive LTIP and the CEO Standing Stock Awards awarded in 2010, 2011 and 2012.

The stock awards reported in Column (d) also include the “target” aggregate fair values of the ROE and TSR performance-based restricted stock units awarded to Executive NEOs in 2011 and 2012 under the Executive LTIP at the grant date based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period, excluding the effect of estimated forfeitures. The “target” fair values of ROE awards are measured on the grant date using the closing price per share of the Company’s common stock for the grant date pursuant to FASB Topic ASC 718. The “target” fair values of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

The “maximum” fair market values of the 2011 and 2012 performance-based restricted stock unit awards on the date of grant, would be:

	Maximum ROE Award Values ($)		Maximum TSR Award Values ($)
Participant	2011	2012	2011	2012
Jack B. Dunn, IV	413,213	269,979	461,700	237,683
Roger D. Carlile	495,855	242,973	554,040	213,907
Dennis J. Shaughnessy	578,498	377,963	646,380	332,749
David G. Bannister	495,855	242,973	554,040	213,907
Eric B. Miller	309,891	202,484	346,254	178,262

(3)

The option awards reported in Column (e) include the aggregate grant date fair market values for awards of stock options, subject to time-based vesting conditions awarded under the Executive LTIP in 2011 and 2012, computed in accordance with FASB ASC Topic 718.

(4)

The non-equity incentive plan compensation reported in Column (f) includes the applicable cash portion of incentive compensation awarded pursuant to the Executive Incentive Plan (or its predecessor plan). The cash awards reported in Column (f) include the cash amounts paid for attainment of the applicable performance goals established by the Compensation Committee under the Executive Incentive Plan for the year ended December 31, 2011, which appear in the year for which the performance goals relate notwithstanding the payment actually occurring the following calendar year. These payments are intended to qualify as deductible under Code Section 162(m).

Additionally, Column (f) for 2010 includes the aggregate grant date fair values for the “target” numbers of cash-based performance units awarded to certain NEO’s on March 17, 2010, computed in accordance with FASB ASC Topic 718. The performance conditions associated with these awards were not met and they were forfeited for no value in 2011 in accordance with the award terms.

(5)	The following table presents an itemization of the amounts included in Column (h):

Name and Principal Position		Company 401 (k) Matching Contribution ($) (a)	Company Paid Premiums on Life Insurance ($) (i) (b)	Premiums on Other Insurance Policies ($) (ii) (c)	Company Car/Auto Allowance ($) (d)	Personal Use of Corporate Aircraft ($) (iii) (e)	Other ($) (g)	Total ($) (h)
Jack B. Dunn, IV	2012 2011 2010	7,500 7,350 7,350	1,980 1,290 1,290	— — —	40,070 29,227 29,360	6,027 18,499 12,818	— — —	55,577 56,366 50,818
Roger D. Carlile	2012 2011 2010	7,500 7,350 7,350	450 450 450	— — —	— — —	— — —	— — —	7,950 7,800 7,800
Dennis J. Shaughnessy	2012 2011 2010	7,500 7,350 7,350	3,810 1,980 1,980	8,361 8,361 11,148	41,715 45,008 43,414	2,322 2,624 4,688	— — —	63,708 65,322 68,580
David G. Bannister	2012 2011 2010	7,500 7,350 7,350	1,290 1,290 1,290	— — —	20,674 20,674 20,953	— 2,378 1,253	— — —	29,464 31,692 30,846
Eric B. Miller	2012 2011	7,500 7,350	690 690	— —	11,131 9,810	— —	3,355 5,171	22,676 23,021

(i)	The amount in Column (b) reflects premiums paid by the Company for a life insurance benefit.

(ii)	The amount in Column (c) reflects premium payments for additional liability coverage and long-term disability coverage that are not generally provided to other employees and executive officers.

(iii)	See “Compensation Discussion and Analysis – Our Compensation Programs – Principal Components of NEO Compensation – Perquisites” for a discussion of our corporate aircraft policy.

(6)

For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock option and stock awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the Annual Report in “Notes to Consolidated Financial Statements” at “Note 1 – Description of Business and Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 6 – Share-Based Compensation.”

(7)

Represents the CEO Retention Payment pursuant to the 2012 CEO Amendment, which extended his full-time employment period to December 31, 2015. Upon termination of Mr. Dunn’s employment (i) by the Company for “Cause” or (ii) by the CEO without “Good Reason” (each, as defined in the CEO Employment Agreement), he will be obligated to repay within 30 days of the termination date a pro-rata portion of the CEO Retention Payment calculated by multiplying the CEO Retention Payment by a fraction the numerator of which is the number of calendar days remaining from April 5, 2012 through December 31, 2020 and the denominator of which is 3,190.

(8)

Represents the retention payment to our Executive Chairman pursuant to the amendment of his employment agreement entered into in December 2011, which extended his full-time employment period to December 31, 2013. Upon termination of Mr. Shaughnessy’s employment (i) by the Company for “Cause” or (ii) by the CEO without “Good Reason” (each, as defined in the Executive Chairman Employment Agreement), he will be obligated to repay within 30 days of the termination date a pro-rata portion of the Executive Chairman Retention Payment calculated by multiplying the Executive Chairman Retention Payment by a fraction the numerator of which is the number of calendar days remaining from January 1, 2012 through December 31, 2013 and the denominator of which is 730.

EQUITY COMPENSATION PLANS

Grants of Plan Based Awards for Fiscal Year Ended December 31, 2012

The following table provides information on performance-based cash incentive awards pursuant to our Incentive Plan and performance-based and non-performance-based stock option, restricted stock and restricted stock unit awards in 2012 to each NEO. There can be no assurance that the grant date fair value of the stock-based and stock option awards will ever be realized.

Name	Grant Date (a)	Compen- sation Committee Approval Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Stock Units (a)(1) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (a)(1) (#) (j)	Exercise Base or Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (a)(2)(9) ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum (a) (h)
Jack B. Dunn, IV	(3)(4)	02/28/12	325,000	1,137,500	1,950,000	175,000	612,500	1,050,000	—	—	—	—
	(5)	03/01/12	—	—	—	—	—	—	6,069	—	—	239,968
	(5)	03/01/12	—	—	—	—	—	—	—	20,232	39.54	257,276
	(6)	03/01/12	—	—	—	44,997	179,986	269,979	—	—	—	179,986
	(7)	03/01/12	—	—	—	39,614	158,478	237,683	—	—	—	158,478
	(8)	02/27/12	—	—	—	—	—	—	6,024	—	—	249,996
	(8)	05/10/12	—	—	—	—	—	—	7,846	—	—	249,974
	(8)	08/02/12	—	—	—	—	—	—	10,738	—	—	249,981
	(8)	11/09/12	—	—	—	—	—	—	9,048	—	—	249,996
Roger D. Carlile	(3)(4)	02/28/12	325,000	715,000	1,300,000	175,000	385,000	700,000	—	—	—	—
	(5)	03/01/12	—	—	—	—	—	—	5,462	—	—	215,967
	(5)	03/01/12	—	—	—	—	—	—	—	18,209	39.54	231,551
	(6)	03/01/12	—	—	—	40,499	161,995	242,973	—	—	—	161,995
	(7)	03/01/12	—	—	—	35,654	142,625	213,907	—	—	—	142,625
David G Bannister	(3)(4)	02/28/12	325,000	715,000	1,300,000	175,000	385,000	700,000	—	—	—	—
	(5)	03/01/12	—	—	—	—	—	—	5,462	—	—	215,967
	(5)	03/01/12	—	—	—	—	—	—	—	18,209	39.54	231,551
	(6)	03/01/12	—	—	—	40,499	161,995	242,973	—	—	—	161,995
	(7)	03/01/12	—	—	—	35,654	142,625	213,907	—	—	—	142,625
Dennis J. Shaughnessy	(3)(4)	02/28/12	325,000	1,137,500	1,950,000	175,000	612,500	1,050,000	—	—	—
	(5)	03/01/12	—	—	—	—	—	—	8,497	—	—	335,971
	(5)	03/01/12	—	—	—	—	—	—	—	28,325	39.54	360,189
	(6)	03/01/12	—	—	—	62,997	251,988	377,963	—	—	—	251,988
	(7)	03/01/12	—	—	—	55,461	221,864	332,749	—	—	—	221,864
Eric B. Miller	(3)(4)	02/28/12	195,000	455,000	845,000	105,000	245,000	455,000	—	—	—	—
	(5)	03/01/12	—	—	—	—	—	—	4,552	—	—	179,986
	(5)	03/01/12	—	—	—	—	—	—	—	15,174	39.54	192,957
	(6)	03/01/12	—	—	—	33,747	134,990	202,484	—	—	—	134,990
	(7)	03/01/12	—	—	—	29,710	118,858	178,262	—	—	—	118,858

(1)	Equity awards to the NEOs in 2012 were awarded pursuant to our 2009 Plan.

(2)	Column (l) reports the aggregate grant date fair value of restricted stock and stock option awards to a NEO during the year ended December 31, 2012 in accordance with FASB ASC Topic 718.

Column (l) reports the grant date values of the ROE and TSR performance-based restricted stock units awarded under the Executive LTIP at target. The ROE and TSR awards are subject to performance conditions, and the grant date fair values are based upon the probable outcome of such conditions, excluding the effect of estimated forfeitures. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB Topic ASC 718. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

(3)

On March 28, 2012, the Compensation Committee set the performance goals under our Executive Incentive Plan for the bonus year ended December 31, 2012. For 2012, the Compensation Committee designated a range of performance goals based on 2012 Incentive Plan Adjusted EPS with a low 2012 Incentive Plan Adjusted EPS performance goal and high 2012 Incentive Plan Adjusted EPS performance goal. For the purpose of presenting information in this proxy statement, we report the “threshold” as the lowest performance goal, the “target” as a mid-range performance goal and the “maximum” as the highest performance goal established within the applicable range of 2012 Incentive Plan Adjusted EPS performance goals set by the Compensation Committee. The Compensation Committee also established that the 2012 target incentive compensation payments, if any, would be paid to the participant in the form of cash and shares of restricted stock.

On February 27, 2013, the Compensation Committee determined that the threshold 2012 Incentive Plan Adjusted EPS performance goal of $2.39 for the 2012 bonus year was not achieved and, consequently, the Compensation Committee did not authorize the payment of any incentive compensation to the NEOs for the 2012 bonus year.

(4)

Columns (c), (d) and (e) represent the cash portion of the individual awards established under the Executive Incentive Plan for the 2012 bonus year. Columns (f), (g) and (h) represent the restricted stock portion of the individual awards established under the Executive Incentive Plan for the 2012 bonus year.

This Table excludes the shares of restricted stock that were awarded by the Compensation Committee to NEOs on February 21, 2012 with a grant date of March 1, 2012, representing 50% of the incentive compensation payable for the bonus year ended December 31, 2011 based on the maximum individual target amounts established for each NEO at the maximum adjusted earnings per share performance goal of $2.55, as follows:

NEO	50% Cash Value of 2011 Incentive Compensation Awarded Effective March 1, 2012 on Account of 2011 Bonus Year ($) (a)	Number of Shares of Restricted Stock Awarded with Equivalent Value on March 1, 2012 on Account of 2011 Bonus Year (b) (i)
CEO	1,075,000	27,187
Executive Chairman	1,075,000	27,187
CFO	637,500	16,122
Regional Chairman	775,000	19,600
CRO	450,000	11,380

(i)	The shares of restricted stock awarded to each NEO vest pro-rata on December 31, 2012, December 31, 2013 and December 31, 2014.

(5)

On February 21, 2012, the Compensation Committee made time-based stock option and restricted stock awards under the Executive LTIP to the NEOs, with a grant date of March 1, 2012. Column (1) reports the aggregate grant date fair value of such time-based restricted stock and stock option awards in accordance with FASB ASC Topic 718.

The number of time-based stock options and shares of restricted stock awarded to each NEO, with a grant date of March 1, 2012, under the Executive LTIP, were:

NEO	Stock Options (Shares) (a)	Restricted Stock (Shares) (b) (i)
CEO	20,232	6,069
Executive Chairman	28,325	8,497
CFO	18,209	5,462
Regional Chairman	18,209	5,462
CRO	15,174	4,552

(i)	The stock options and shares of restricted stock awarded to each NEO pursuant to the Executive LTIP vest pro-rata on the first through fifth anniversary dates of the date of grant.

(6)

On February 21, 2012, the Compensation Committee awarded restricted stock units (each unit equating to one share of common stock on vesting) to NEOs under the Executive LTIP effective March 1, 2012, subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period, from grant date to grant date, upon the achievement of the applicable performance conditions. Columns (f), (g) and (h) report the grant date fair value of ROE awards based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB ASC Topic 718. The performance conditions established by the Compensation Committee based on ROE are designed to reward increased stockholder value over the three-year measurement period based on the achievement by the Company of ROE within specified ranges from the beginning to the end of the three-year performance measurement period, as follows:

	Restricted Stock Units (a)
NEO	8.0% ROE (i) (a)	10.0% ROE (i) (b)	12.0% ROE (i) (c)
	Threshold	Target	Maximum
CEO	1,138	4,552	6,828
Executive Chairman	1,593	6,373	9,559
CFO	1,024	4,097	6,145
Regional Chairman	1,024	4,097	6,145
CRO	854	3,414	5,121

(i)

ROE will be determined by calculating the return on equity on shares of common stock of FTI Consulting, Inc. in accordance with U.S. generally accepted accounting principles for the three-year period ending December 31, 2013 and 2014, respectively (the “Comparison Period”). The Company will then determine the number of Performance Units that have tentatively vested based on the Company’s ROE. ROE = Net Return to Common Shareholders/Average Common Shareholders’ Equity:

Where:

–

Net Return to Common Shareholders = Net Income for the performance period pursuant to U.S. GAAP adjusted for any of the following occurring during the performance period: (i) the deduction of dividends paid to preferred equity; (ii) the exclusion of any costs or expenses treated as Special Charges; (iii) the exclusion of any expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of SFAS 141R; (iv) the exclusion of any gain or loss as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety; and (v) the inclusion of, in the event of a sale or disposition of part of any business or business segment of the Company, the minority interest of such business or business segment subsequent to the closing of the sale or disposition.

–

Average Common Shareholders’ Equity = the average of the total Common Shareholders’ Equity at the beginning of the performance period and the total Common Shareholders’ Equity at the end of the performance period; and

–	Common Shareholders’ Equity = total Shareholders’ Equity less any Preferred Equity.

(7)

On February 21, 2012, the Compensation Committee awarded restricted stock units (each unit equating to one share of common stock on vesting) to NEOs under the Executive LTIP effective March 1, 2012, subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period, from grant date to grant date, upon the achievement of the applicable performance conditions. Columns (f) (g) and (h) report the grant date fair value of TSR awards based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718. The performance conditions established by the Compensation Committee based on TSR are designed to reward increased stockholder value over the three-year measurement period, relative to the S&P 500, as adjusted, within a specified range from the beginning to the end of the three-year performance measurement period, as follows:

	Restricted Stock Units (a)
NEO	TSR (i) Greater than 25% of S&P 500 (a)	TSR (i) Greater than 50% of S&P 500 (b)	TSR (i) Greater than 75% of S&P 500 (c)
	Threshold	Target	Maximum
CEO	1,138	4,552	6,828
Executive Chairman	1,593	6,373	9,559
CFO	1,024	4,097	6,145
Regional Chairman	1,024	4,097	6,145
CRO	854	3,414	5,121

(i)

TSR will be determined by (i) calculating the TSR performance of the Company and each corporation comprising the S&P 500 (as adjusted by definition) for the three-year period ending December 31, 2013 and 2014, respectively (the “Comparison Period”), (ii) ranking the Company and each corporation in the S&P 500 according to its individual TSR performance for the Comparison Period, and (iii) determining the number of Performance Units that have tentatively vested based on the Company’s TSR ranking relative to the corporations comprising the S&P 500.

The S&P 500 population for purposes of calculating TSR for the Comparison Period (the “Comparison Population”) will be the population of companies in the S&P 500 on January 1, 2011 and 2012, respectively, adjusted as follows:

–	corporations that are removed from the S&P 500 during the Comparison Period shall be included in the Comparison Population;

–	corporations that are added to S&P 500 during the Comparison Period shall be excluded from the Comparison Population;

–

corporations which have been acquired or gone private during the Comparison Period such that their stock is no longer included in the S&P 500 as of the end of the Comparison Period shall be excluded from the Comparison Population;

–

corporations that are no longer in existence or whose stock is no longer publicly traded as a result of bankruptcy or other business failure shall be included in the Comparison Population but will be ranked at negative 100% (-100%) TSR for the Comparison Period.

  TSR will be calculated as:

TSR = (Priceend – Pricebegin + Dividends) / Pricebegin

Where:

¡

Pricebegin = the average price per share for the month ending December 31, 2010 and 2011, respectively, of the common stock of the Company and each corporation comprising the S&P 500 Comparison Population at the start of the Comparison Period;

¡

Priceend = the average price per share for the month ending December 31, 2014 and 2014, respectively, and of the common stock of the Company and each corporation comprising the S&P 500 Comparison Population at the end of the Comparison Period; and

Dividends = regular dividends paid during the performance period plus any special or one-time dividends, paid during the performance period.

(8)

Represents Standing Stock Awards authorized by our Compensation Committee on July 31, 2008, with a value equivalent to $250,000 on the date following the Company’s quarterly and annual public earnings release each year. The number of shares of restricted stock awarded to Mr. Dunn is determined by dividing (i) $250,000, by (ii) the closing price per share of the Company’s common stock as reported on the NYSE for the day following the date of each relevant quarterly and annual earnings release (the “Stock Grant Date”). The restricted shares granted pursuant to each Standing Stock Award will vest as follows: 33.33% of the award shares on the first anniversary of the Stock Grant Date, 33.33% of the award shares on the second anniversary of the Stock Grant Date, and 33.34% of the award shares on the third anniversary of the Stock Grant Date, subject to the terms of the CEO Employment Agreement relating to the continued vesting of equity awards during his “transition period” (as defined in such employment agreement) and accelerated vesting on death, “Disability,” termination by the CEO for “Good Reason,” termination by the Company without “Cause” and a “Change of Control.”

(9)

For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock option and stock awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the Annual Report in “Notes to Consolidated Financial Statements” at “Note 1 – Description of Business and Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 6 – Share-Based Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable options and unvested shares of restricted stock and restricted stock units held by our NEOs on December 31, 2012:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Option Exercise Price ($/Sh) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock that Have Not Vested (#) (f)	Market Value of Shares or Units of Stock that Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights that Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (i)
Jack B. Dunn, IV	—	—	—	—	—	—	—	13,505 (2)	445,665 (1)
	—	—	—	—	—	—	—	36,156 (3)	1,193,148 (1)
	—	—	—	—	—	27,154 (4)	896, 082 (1)	—	—
	—	—	—	—	—	8,000 (5)	264,000 (1)	—	—
	—	—	—	—	—	6,024 (4)	198,792 (1)	—	—
	—	—	—	—	—	6,069 (4)	200,277 (1)	—	—
	—	—	—	—	—	18,125 (6)	589,125 (1)	—	—
	—	—	—	—	—	7,846 (7)	258,918 (1)	—	—
	—	—	—	—	—	10,738 (4)	354,354 (1)	—	—
	—	—	—	—	—	9,048 (41)	298,584 (1)	—	—
	22,500 (8)	—	—	31.91	02/15/16	—	—	—	—
	22,500 (8)	—	—	30.83	05/02/16	—	—	—	—
	20,000 (9)	—	—	26.45	10/24/16	—	—	—	—
	23,750 (10)	—	—	26.45	10/24/16	—	—	—	—
	20,000 (8)	—	—	26.45	10/24/16	—	—	—	—
	22,500 (8)	—	—	30.77	11/01/16	—	—	—	—
	22,500 (8)	—	—	28.86	11/01/15	—	—	—	—
	22,500 (8)	—	—	29.48	03/03/13	—	—	—	—
	22,500 (8)	—	—	33.25	04/25/13	—	—	—	—
	22,500 (8)	—	—	36.40	02/16/17	—	—	—	—
	22,500 (8)	—	—	41.15	05/02/17	—	—	—	—
	22,500 (8)	—	—	53.52	08/06/17	—	—	—	—
	22,500 (8)	—	—	59.25	11/01/17	—	—	—	—
	1,574 (11)	20,926 (11)	—	69.85	03/01/18
	—	—	22,500 (12)	67.91	05/08/18	—	—	—	—
	6,666 (13)	26,667 (13)	—	33.40	03/01/21	—	—	—	—
	—	—	20,232 (14)	39.54	03/01/22	—	—	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Option Exercise Price ($/Sh) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock that Have Not Vested (#) (f)	Market Value of Shares or Units of Stock that Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights that Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (i)
Roger D. Carlile	—	—	—	—	—	—	—	39,290 (3)	1,296,570 (1)
	—	—	—	—	—	9,600 (5)	316,800 (1)	—	—
	—	—	—	—	—	163 (15)	5,379 (1)	—	—
	—	—	—	—	—	2,084 (16)	68,772 (1)	—	—
	—	—	—	—	—	5,462 (6)	180,246 (1)	—	—
	—	—	—	—	—	10,748 (7)	354,684 (1)	—	—
	8,000 (13)	32,000 (13)	—	33.40	03/01/21	—	—	—	—
	41,666 (17)	8,334 (17)	—	27.89	01/02/17	—	—	—	—
	1,019 (18)	225 (18)	—	65.37	03/14/18	—	—	—	—
	—	—	18,209 (14)	39.54	03/01/22	—	—	—	—
Dennis J. Shaughnessy	—	—	—	—	—	—	—	50,618 (3)	1,670,394 (1)
	—	—	—	—	—	30,504 (19)	1,006,632 (1)	—	—
	—	—	—	—	—	11,200 (58)	369,600(1)	—	—
	—	—	—	—	—	40,377 (20)	1,332,441(1)	—	—
	—	—	—	—	—	8,497 (6)	280,401(1)	—	—
	—	—	—	—	—	18,125 (7)	598,125 (1)	—	—
	9,333 (13)	37,333 (13)	—	33.40	03/01/21	—	—	—	—
	50,000 (21)	—	—	26.45	10/24/16	—	—	—	—
	110,000 (22)	—	—	26.45	10/24/16	—	—	—	—
	—	—	28,325 (14)	39.54	03/01/22	—	—	—	—
David G. Bannister	—	—	—	—	—	—	—	39,290 (3)	1,296,570 (1)
	8,000 (13)	32,000 (13)	—	33.40	03/01/21	—	—	—	—
	—	—	18,209 (14)	39.54	03/01/22	—	—	—	—
	—	—	—	—	—	3,334 (23)	110,022 (1)	—	—
	—	—	—	—	—	9,600 (5)	316,800 (1)	—	—
	—	—	—	—	—	5,462 (6)	180,246 (1)	—	—
	—	—	—	—	—	13,067 (7)	431,211(1)	—	—
Eric B. Miller	—	—	—	—	—	—	—	27,116 (3)	894,828 (1)
	—	—	—	—	—	3,334 (24)	110,022 (1)	—	—
	—	—	—	—	—	6,000 (5)	198,000 (1)	—	—
	—	—	—	—	—	4,552 (6)	150,216 (1)	—	—
	—	—	—	—	—	7,587 (7)	250,371 (1)	—	—
	33,334 (25)	—	—	25.97	06/06/16	—	—	—	—
	10,000 (26)	—	—	28.40	02/13/17	—	—	—	—
	5,000 (13)	20,000 (13)	—	33.40	03/01/21	—	—	—	—
	—	—	15,174 (14)	39.54	03/01/22	—	—	—	—

(1)

Determined by multiplying $33.00 per share, the closing price of FTI Consulting common stock reported by the NYSE for December 31, 2012, by the number of shares of restricted stock or units that have not yet vested.

(2)

Represents the unvested performance-based shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of August 11, 2008 pursuant to our 2006 Plan, which will vest in five equal annual installments of 20% on the day following the first through fifth anniversary dates of the grant date; provided that (i) the applicable performance goals based on the achievement of annual revenue and earnings per share targets for the years ended December 31, 2008, December 31, 2009 and December 31, 2010, December 31, 2011 and December 31, 2012, have been achieved and (ii) all other conditions have been satisfied, including the condition that the achievement of the relevant goal(s) be confirmed by the final audit for the relevant year end. The applicable revenue and earnings per share targets will be adjusted for acquisitions and dispositions of businesses or portions of businesses. The executives may earn 50% of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and earnings per share targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited. For the year ended December 31, 2009, 5,401 shares vested pursuant to this grant. For the years ended December 31, 2010 and 2011, no awards were earned and vested. For the year ended December 31, 2012, the performance conditions have not been met and the shares subject to vesting in August 2013 will be forfeited for no value.

(3)

Represents the unvested performance-based restricted stock units awarded to the executive by the Compensation Committee with a grant date of March 21, 2011 and March 1, 2012, under the Executive LTIP, pursuant to our 2009 Plan, subject to performance goals based on the achievement of ROE and TSR targets for the three-year period ending December 31, 2013 and the three-year period ending December 31, 2014, respectively. The 2011 ROE and TSR restricted stock unit awards will vest one-third on the date that the applicable performance condition is certified as achieved and on March 21, 2015 and March 21, 2016. The 2012 ROE and TSR restricted stock unit awards will vest one-third on the date that the applicable performance condition is certified as achieved and on March 1, 2016 and March 1, 2017. For the year ended December 31, 2012, no awards were earned and vested.

(4)

The Standing Stock Award with a value equivalent to $250,000 on the date of grant is automatically made as of the day following the publication of each quarterly and annual earnings press release. Includes the unvested portion of shares of restricted stock awarded by the Compensation Committee to the executive pursuant to the Standing Stock Award on March 3, 2009, April 30, 2009, August 5, 2009, November 5, 2009, March 1, 2010, May 6, 2010, August 6, 2010, November 8, 2010, February 25, 2011, May 5, 2011, August 5, 2011, November 3, 2011, February 27, 2012, May 10, 2012, August 2, 2012 and November 9, 2012 pursuant to our 2006 and 2009 Plans, which vest over three years as follows: one-third on the first anniversary of the date of grant and on the second and third anniversary dates thereafter. The award made on March 3, 2009 will be fully vested on March 3, 2012, the award made on April 30, 2009, will be fully vested on April 30, 2012, the award made on August 5, 2009, will be fully vested on August 5, 2012, the award made on November 5, 2009, will be fully vested on November 5, 2012, the award made on March 1, 2010 will be fully vested on March 1, 2013, the award made on May 6, 2010 will be fully vested on May 6, 2013, the award made on August 6, 2010 will be fully vested on August 6, 2013, the award made on November 8, 2010 will be fully vested on November 8, 2013, the award made on February 25, 2011 will be fully vested on February 25, 2014, the award made on May 5, 2011 will be fully vested on May 5, 2014, the award made on August 5, 2011 will be fully vested on August 5, 2014, the award made on November 3, 2011 will be fully vested on November 3, 2014, the award made on February 27, 2012 will be fully vested on February 27, 2015, the award made on May 10, 2012 will be fully vested on May 10, 2015, the award made on August 2, 2012 will be fully vested on August 2, 2015 and the award made on November 9, 2012 will be fully vested on November 9, 2015.

(5)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of March 1, 2011, under the Executive LTIP, pursuant to our 2009 Plan, which vests in five equal installments on the first through fifth anniversary dates of the date of grant, such that all shares will be fully vested on March 1, 2016.

(6)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of March 1, 2012, under the Executive LTIP, pursuant to our 2009 Plan, which vests in five equal installments on the first through fifth anniversary dates of the date of grant, such that all shares will be fully vested on March 1, 2017.

(7)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of March 1, 2012, pursuant to our 2009 Plan, on account of incentive compensation for the bonus year ended December 31, 2011, which vests in three equal installments on December 31, 2012, December 31, 2013 and December 31, 2014, such that all shares will be fully vested on December 31, 2014.

(8)

Represents vested standing stock option awards (the “Standing Option Awards”) to the executive as first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our equity compensation plans in effect from time to time. Each award is for a stock option exercisable for 22,500 shares of common stock. The award was made automatically as of the day following the publication of each of our quarterly and year-end earnings press releases at an exercise price equal to 110% of the closing price per share of Company common stock as reported on the NYSE (or other principal exchange on which our common stock was then traded) for the date of the award. Each stock option becomes fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the award date, or eight years from the award date if the market value does not reach the target value. The Standing Option Award was replaced by the Standing Stock Award to the executive effective with the second quarter ended June 30, 2008. The awards in column (a) represent stock options granted pursuant to our 2004 Plan or 2006 Plan for which applicable market conditions have been achieved as of December 31, 2012.

Grant Date	Fully Vested Date	Expiration Date
02/16/07	02/16/08	02/16/17
05/02/07	05/02/08	05/02/17
08/06/07	08/06/08	08/06/17
11/01/07	11/01/08	11/01/17
02/15/06	02/15/07	02/15/16
05/02/06	05/02/07	05/02/16
11/01/06	11/01/07	11/01/16
11/01/05	02/15/07	11/01/15
03/03/03	04/11/07	03/03/13
04/25/03	04/25/07	04/25/13

(9)

Represents an exercisable performance-based stock option granted to the executive by the Compensation Committee with a grant date of October 24, 2006, pursuant to our 2006 Plan, which fully vested as of December 31, 2009, following achievement of the associated performance goals.

(10)

Represents an exercisable stock option granted to the executive by the Compensation Committee with a grant date of October 24, 2006, pursuant to our 2006 Plan, which fully vested as of October 24, 2009.

(11)

Represents vested and unexercised and unvested portions of a stock option award, exercisable for 22,500 shares of common stock, granted to the executive by the Compensation Committee under the Standing Option Award, pursuant to our 2006 Plan, subject to the vesting conditions described in footnote (8).

(12)

Represents an unvested stock option award exercisable for 22,500 shares of common stock granted to the executive by the Compensation Committee under the Standing Option Award, pursuant to our 2006 Plan, subject to the vesting conditions described in footnote (8).

(13)

Represents vested and exercisable and unvested portions of a stock option granted to the executive by the Compensation Committee with a grant date of March 1, 2011 under the Executive LTIP, pursuant to our 2009 Plan, subject to vesting in five equal installments on the first through fifth anniversary dates of the date of grant, such that all stock options will be fully vested on March 1, 2016.

(14)

Represents an unvested stock option granted to the executive by the Compensation Committee with a grant date of March 1, 2012 under the Executive LTIP, pursuant to our 2009 Plan, subject to vesting in five equal installments on the first through fifth anniversary dates of the date of grant, such that all stock options will be fully vested on March 1, 2017.

(15)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of March 14, 2008, pursuant to our 2006 Plan, subject to vesting in five equal installments on the first through fifth anniversary dates of the date of grant, such that all 812 shares of FTI Consulting common stock will be fully vested on March 14, 2013.

(16)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of January 2, 2007, pursuant to our 2006 Plan, subject to vesting in six equal installments on the first through sixth anniversary dates of the date of grant, such that all 12,500 shares of FTI Consulting common stock will be fully vested on January 2, 2013.

(17)

Represents vested and exercisable and unvested portions of a stock option granted by the Compensation Committee with a grant date of January 2, 2007, pursuant to our 2006 Plan, subject to vesting in six equal installments on the first through sixth anniversary dates of the date of grant, such that the stock option for 50,000 shares of FTI Consulting common stock will be fully vested on January 2, 2013.

(18)

Represents vested and exercisable and unvested portions of a stock option granted to the executive by the Compensation Committee on March 14, 2008, pursuant to our 2006 Plan, subject to vesting in five equal installments on the first through fifth anniversary dates of the date of grant, such that the stock option for 1,274 shares of FTI Consulting common stock will be fully vested on March 14, 2013.

(19)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of October 18, 2004, pursuant to our 2004 Plan, subject to vesting in ten equal installments on the first through tenth anniversary dates of the date of grant, such that all 152,517 shares of FTI Consulting common stock will be fully vested on October 18, 2014.

(20)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of December 31, 2011, pursuant to our 2009 Plan, subject to vesting in seven equal installments on the first through seventh anniversary dates of the date of grant, such that all 47,103 shares of FTI Consulting common stock will be fully vested on December 31, 2018.

(21)

Represents an exercisable performance-based stock option granted to the executive by the Compensation Committee with a grant date of October 24, 2006, pursuant to our 2006 Plan, which fully vested as of December 31, 2009, following achievement of the associated performance goals.

(22)

Represents an exercisable stock option granted to the executive by the Compensation Committee with a grant date of October 24, 2006, pursuant to our 2006 Plan, which fully vested as of October 24, 2009.

(23)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of March 5, 2010, pursuant to our 2009 Plan, subject to vesting in three equal installments on the first through third anniversary dates of the date of grant, such that all 10,000 shares of FTI Consulting common stock will be fully vested on March 5, 2013.

(24)

Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of March 22, 2010, pursuant to our 2009 Plan, subject to vesting in three equal installments on the first through third anniversary dates of the date of grant, such that all 10,000 shares of FTI Consulting common stock will be fully vested on March 22, 2013.

(25)

Includes the vested and unexercised stock option granted to the executive by the Compensation Committee with a grant date of June 6, 2006, pursuant to our 2006 Plan, which fully vested as of June 6, 2009.

(26)

Includes the vested and unexercised stock option granted to the executive by the Compensation Committee with a grant date of February 13, 2007, pursuant to our 2006 Plan, which fully vested as of February 13, 2010.

Option Exercises and Stock Vested

The following table shows the number of shares of our common stock acquired during the fiscal year ended December 31, 2012 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (a)	Value Realized Upon Exercise ($) (b) (1)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d) (2)
Jack B. Dunn, IV:
Options	—	—	—	—
Stock	—	—	41,172	1,337,342
Roger D. Carlile:
Options	—	—	—	—
Stock	—	—	19,973	399,765
Dennis J. Shaughnessy:
Options	—	—	—	—
Stock	—	—	38,914	1,190,673
David G. Bannister:
Options	—	—	—	—
Stock	—	—	14,803	526,726
Eric B. Miller:
Options	—	—	—	—
Stock	—	—	16,370	521,698

(1)

The value realized upon the exercise of stock options is computed by multiplying (A) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option by (B) the number of shares for which the option was exercised.

(2)

The value realized on vesting of restricted stock is computed by multiplying (A) the market value of the shares of common stock at the vesting date by (B) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND POTENTIAL TERMINATION AND CHANGE OF CONTROL PAYMENTS

Employment Agreements

Jack B. Dunn, IV.  In 2012, we entered into the 2012 CEO Amendment to the CEO Employment Agreement to extend the full-time employment term of our CEO until and including December 31, 2015, unless otherwise terminated pursuant to Section 9 of such agreement. The CEO Employment Agreement includes provisions relating to termination by the Company with and without “Cause,” termination by the executive with and without “Good Reason” and events of termination such as death, “Disability” and a “Change of Control” (all such terms as defined in the CEO Employment Agreement), as described under “– Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.”

The 2012 CEO Amendment provided for payment of the CEO Retention Payment in consideration of the extension of Mr. Dunn’s full-time employment period. Upon termination of Mr. Dunn’s employment (i) by the Company for “Cause” or

(ii) by the CEO without “Good Reason” (each, as defined in the CEO Employment Agreement), he will be obligated to repay within 30 days of the termination date a pro-rata portion of the CEO Retention Payment calculated by multiplying the CEO Retention Payment by a fraction the numerator of which is the number of calendar days remaining from April 5, 2012 through December 31, 2020 and the denominator of which is 3,190. The 2012 CEO Amendment also modified Mr. Dunn’s employment terms to (a) eliminate the tax “gross-up” obligation requiring FTI Consulting to indemnify Mr. Dunn for any excise taxes that may be imposed on Mr. Dunn by reason of the application of Sections 280G and 4999 of the Code for payments and benefits that he may receive in connection with a “Change of Control” of FTI Consulting, (b) eliminate Mr. Dunn’s voluntary “walk-away” right during the 12-month period following a “Change of Control” of FTI Consulting, which would have allowed him to voluntary resign his employment during the 12-month protection period and collect the enhanced “Change of Control” severance benefits under the CEO Employment Agreement, and (c) enhanced the definition of “Good Reason” under the CEO Employment Agreement generally to include (i) the assignment of duties materially and adversely inconsistent with his position as CEO (unless he assumes the position of executive chairman of the Board of Directors of the Company and approves the new chief executive officer of the Company who shall report to him) and (ii) the material diminution in his titles, duties, responsibilities or status, in each case, which will expressly include diminutions resulting from FTI Consulting ceasing to be a publicly traded company.

If Mr. Dunn’s employment term expires or earlier terminates other than upon death, “Disability” or termination by the Company for “Cause,” Mr. Dunn will continue to provide services to us as a part-time employee for five years (his transition term), providing not more than 500 hours of service per 12-month period. During his transition term, we will pay Mr. Dunn five annual transition payments of $1,000,000, and a lump sum payment upon termination due to death and “Disability” of (i) $5,000,000, if such termination occurs prior to the commencement of the transition period, or (ii) up to $5,000,000, in respect to any unpaid portion of the transition payment, if termination occurs on or following commencement of the transition period. Mr. Dunn is also entitled to the use of a car during his transition term. Mr. Dunn’s equity awards will continue to vest during the transition term.

The CEO Employment Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Dunn also will be prohibited from soliciting any entity or person that has been our client, customer, employee, contractor or vendor to terminate their relationship with us. Mr. Dunn also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the CEO Employment Agreement.

Dennis J. Shaughnessy.  We entered into a written employment agreement with Dennis J. Shaughnessy as of September 20, 2004, with an effective date of October 18, 2004 (the “Executive Chairman Employment Agreement”). Mr. Shaughnessy’s employment agreement provides that he will serve as our full-time Executive Chairman of the Board, which is an executive officer position, reporting to the Board and our CEO. The Executive Chairman Employment Agreement was last amended as of December 13, 2011 (the “Executive Chairman Amendment”), to extend the employment term until and including December 31, 2013, unless otherwise terminated pursuant to Section 9 of such agreement. The Executive Chairman Employment Agreement includes provisions relating to termination by the Company with and without “Cause,” termination by the executive with and without “Good Reason,” and events of termination such as death, “Disability” and a “Change of Control” (all such terms as defined in such agreement), as described under “– Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.”

Upon execution of the Executive Chairman Amendment, Mr. Shaughnessy received a lump sum cash payment of $1,500,000 (the “Executive Chairman Retention Payment”). Mr. Shaughnessy also was awarded shares of restricted stock valued at $2,000,000 on the date of grant. Upon termination of Mr. Shaughnessy’s employment (i) by the Company for “Cause” or (ii) by the CEO without “Good Reason” (each, as defined in the Executive Chairman Employment Agreement), he will be obligated to repay within 30 days of the termination date a pro-rata portion of the Executive Chairman Retention Payment calculated by multiplying the Executive Chairman Retention Payment by a fraction the numerator of which is the number of calendar days remaining from January 1, 2012 through December 31, 2013 and the denominator of which is 730. The Executive Chairman Amendment also modified Mr. Shaughnessy’s employment terms to (a) eliminate the tax “gross-up” obligation requiring FTI Consulting to indemnify Mr. Shaughnessy for any excise taxes that may be imposed on Mr. Shaughnessy by reason of the application of Sections 280G and 4999 of the Code for payments and benefits that he may receive in connection with a “Change of Control” of FTI Consulting, (b) eliminate Mr. Shaughnessy’s voluntary “walk-away” right during the 12-month period following a “Change of Control” of FTI Consulting, Inc., which would have allowed him to voluntary resign his employment during the 12-month period and collect the enhanced “Change of Control” severance benefits under the Executive Chairman Employment Agreement, and (c) enhanced the definition of “Good Reason” under the Executive Chairman Employment Agreement generally to include (i) the assignment of duties materially and adversely inconsistent with his position as Executive Chairman and (ii) the material diminution in his titles, duties, responsibilities or status, in each case, which will expressly include diminutions resulting from FTI Consulting, Inc. ceasing to be a publicly traded company.

If Mr. Shaughnessy’s employment term expires or earlier terminates other than upon death, “Disability” or termination by the Company for “Cause,” Mr. Shaughnessy will continue to provide services to us as a part-time employee for five years (his transition term), at the request of our CEO or Board, of not more than 500 hours of service per 12-month period. During his transition term, we will pay Mr. Shaughnessy five annual transition payments of $950,000, and a lump sum payment upon termination due to death and “Disability” (i) of $4,750,000, if such termination occurs prior to the commencement of the transition period, or (ii) up to $4,750,000, in respect to any unpaid portion of the transition payment, if termination occurs on or following commencement of the transition period. Mr. Shaughnessy is also entitled to the use of a car during his transition term. Mr. Shaughnessy’s equity awards will continue to vest during the transition term.

The Executive Chairman Employment Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Shaughnessy also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of ours to terminate its relationship with us. Mr. Shaughnessy also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the Executive Chairman Employment Agreement.

Roger D. Carlile, David G. Bannister and Eric Miller.  As of June 2, 2010 Messrs. Carlile, Bannister and Miller entered into amended employment letters (the “Carlile Employment Letter,” the “Bannister Employment Letter” and the “Miller Employment Letter,” respectively), which superseded their prior employment letters. Each of the Carlile Employment Letter, the Bannister Employment Letter and the Miller Employment Letter provide for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity and severance protection upon certain termination events. In addition, the Carlile Employment Letter contains obligations associated with the repayment of a 2008 special bonus award if he leaves the employment of the Company before certain dates. Each of the Carlile Employment Letter, the Bannister Employment Letter and the Miller Employment Letter provides that in the event of termination by the Company without “Cause” or termination by Messrs. Carlile, Bannister or Miller, as the case may be, for “Good Reason,” he will be entitled to certain payments described under “–Potential Termination Payments – Potential Termination and Change of Control Payment Amounts.” None of the Carlile Employment Letter, the Bannister Employment Letter or the Miller Employment Letter contains non-competition and non-solicitation terms.

Potential Termination Payments

The NEOs will receive various payments described below upon termination of employment, including termination by the Company without “Cause,” termination by the executive for “Good Reason” and termination upon death or “Disability” or in anticipation of or upon a “Change of Control” of the Company. We believe that these payment rights and payments are in the best interests of the Company as they tie the interests of the NEOs to those of the Company, secure the services of the NEO and serve as a deterrent to the NEO voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company, as described under “– Employment Agreements” above. Generally, the terms “Cause,” “Good Reason,” “Change of Control,” and “Disability” have the meanings given those terms or words of similar import in the CEO employment agreement or the Executive Chairman Employment Agreement, as applicable, or, in the case of the employment letters with our CFO, Regional Chairman and CRO, the CEO Employment Agreement.

Potential Termination and Change of Control Payment Amounts

The following tables show the potential payments upon a termination event or “Change of Control” of the Company that a NEO could receive pursuant to the terms of such NEO’s employment agreement or employment letter, as applicable, if the termination or “Change of Control” event occurred during the employment term as of December 31, 2012. The amounts are estimates based on the assumptions set forth in the footnotes to each table and may differ substantially from the actual amounts paid to the NEO.

Name	Termination by the Company for “Cause” ($) (a)	Termination by the Executive Without “Good Reason” ($) (b)	Termination by the Company Without “Cause” or by the Executive With “Good Reason” (including Termination after a “Change of Control” Other Than as Provided in Column (d)) ($) (c)	Termination During
the Employment Term
(1) by the
Executive for “Good
Reason” Coincident
With or During the
24-Month Period After
a “Change of Control”
Occurs, or (2) by the
Company Without
“Cause” Coincident
With or During the
24-Month Period After
a “Change of Control”
($)
				(d)	Termination at End of Employment Term ($) (e)	Termination at End of Transition Period ($) (f)		Death or “Disability” During the Employment Term ($) (g)
Jack B. Dunn, IV:
Accrued Compensation (1)	—	—	—	—	—	—		—
Transition Payments (2)	—	5,000,000	5,000,000	5,000,000	5,000,000	—		5,000,000
Annual Cash Base Salary (3)	—	—	4,650,000	—	—	—		—
Fixed Cash Payment or Incentive Compensation Payment (4)	—	—	2,000,000	1,000,000	1,000,000	—		1,000,000
Acceleration of Restricted Stock and Stock Option Awards (5)
Restricted Stock	—	—	2,604,855 (7)	3,069,132 (7)	—	—		3,069,132(7)
Stock Options	—	—			—	—
Benefits & Perquisites (6)	—	—	323,462	323,462	323,462	—	(8)	56,467 (8)
Cash Severance (9)	—	—	—	10,650,000	—	—		—
Total	—	5,000,000	14,578,317	20,042,594	6,323,462	—		9,125,599

(1)

Assumes there would have been no accrued compensation due and payable if the termination date is December 31, 2012. Accrued compensation consists of (i) accrued but unpaid annual cash base salary, (ii) the unpaid amount, if any, of earned and unpaid incentive bonus for the year preceding the year of termination, (iii) unreimbursed substantiated business expenses, and (iv) vested benefits, if any, under the Company’s employee benefit plans in which such executive is a participant.

(2)	Includes transition payments of $1,000,000 per annum payable during the five-year transition period.

(3)	Annual cash base salary consists of annual cash base salary for the remainder of the employment term through December 31, 2015.

(4)	Termination by the Company at the “end of employment term” includes a fixed cash payment of $1,000,000.

Termination by the Company without “Cause” or by the executive with “Good Reason” includes a fixed cash payment of $2,000,000. Termination in the event of a “Change of Control” pursuant to Column (d) includes a fixed cash payment of $1,000,000. Termination by the Company for “Cause” or by the executive without “Good Reason,” includes the unpaid amount, if any, of earned and unpaid incentive compensation for the year proceeding the year of termination. Termination due to death or “Disability” during the employment term includes an additional payment of $1,000,000. If termination due to death or “Disability” occurs prior to commencement of the transition period, the executive will be entitled to receive an additional lump sum payment of $5,000,000. If termination due to death or “Disability” occurs on or following commencement of the executive’s transition period, the executive will be entitled to receive an additional aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period but not less than $5,000,000.

(5)

Does not reflect the value of shares of restricted stock and other stock-based equity awards that do not immediately vest on a termination event, which will continue to vest during the transition period. Includes the aggregate market value of shares of restricted stock for which vesting accelerated on the specified termination event, determined by multiplying (a) the number of shares of restricted stock by (b) $ 33.00 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2012).

Does not reflect the value of vested and unexercised stock options outstanding at the time of the specified termination event. Does not reflect the value of stock options that will continue to vest and remain exercisable following the termination event. As of December 31, 2012, all outstanding stock options subject to accelerated vesting on the specified termination event were out of the money.

Does not reflect the value of performance-based equity awards under the Executive LTIP that the executive will be eligible to continue to earn during the transition period, provided the applicable performance conditions are achieved during such period.

(6)

Includes the Company’s aggregate cost as of December 31, 2012 for (i) dental and medical benefits to the executive and his dependents, (ii) life insurance and accidental death and dismemberment insurance, (iii) long-term and short-term disability insurance, (iv) lease of an automobile, and (v) 401(k) matching payments, during the five-year transition period.

(7)

Does not include the fair market value of the performance-based restricted stock units awarded to the executive by the Compensation Committee under the Executive LTIP as the performance conditions would not have been met as of December 31, 2012.

The vesting of the restricted stock and stock options awarded by the Compensation Committee to the executive under the Executive LTIP, which are subject to five-year pro rata vesting conditions, will: (a) continue to vest upon “normal retirement,” which is defined as the executive having: (i) a minimum age of 60 and (ii) the sum of the executive’s age plus years of service at FTI Consulting exceeding 65, provided, that the executive will have completed his contractual obligations under his employment agreement and the Compensation Committee provides its consent (at which time the Compensation Committee would appropriately extend the post-employment exercise period), (b) will accelerate upon a termination due to death or “Disability,” and (iii) will accelerate if there is a “Change of Control” and the executive is terminated by the acquirer for any reason, other than “Cause,” within one year of the “Change of Control.”

(8)

Includes the annual cost as of December 31, 2012 of providing the executive and/or his spouse with group health and life insurance coverage for their, his or her lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs, upon termination due to death or “Disability.” Following the end of the transition period, the Company will continue to provide such coverage but the executive will pay 100% of the annual cost.

(9)

Upon a termination event due to a “Change of Control” pursuant to Column (d), the executive will receive a lump sum cash payment equal to three times the sum of (a) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “Good Reason” right), plus (b) $2,000,000.

Name	Termination by the Company for “Cause” ($) (a)	Termination by the Executive Without “Good Reason” ($) (b)	Termination by the Company Without “Cause” or by the Executive With “Good Reason” (including Termination after a “Change of Control” Other Than as Provided in Column (d)) ($) (c)	Termination During
the Employment Term
(1) by the Executive For
“Good Reason”
Coincident With or
During the 24-Month
Period After a “Change
of Control” or (2) by the
Company Without
“Cause” Coincident
With or During the
24-Month Period After
a “Change of Control”
($)
				(d)	Termination at End of Employment Term ($) (e)	Termination at End of Transition Period ($) (f)		Death or “Disability” During the Employment Term ($) (g)
Dennis J. Shaughnessy:
Accrued Compensation (1)	—	—	—	—	—	—		—
Transition Payments (2)	—	4,750,000	4,750,000	4,750,000	4,750,000	—		4,750,000
Annual Cash Base Salary (3)	—	—	1,050,000	—	—	—		—
Fixed Cash Payment or Incentive Compensation Payment (4)	—	—	2,000,000	1,000,000	— (5)	—		1,000,000
Acceleration of Restricted Stock and Stock Option Awards (6)
Restricted Stock	—	—	2,937,198 (8)	3,587,199 (8)	—	—		3,587,199 (8)
Stock Options	—	—	—	—	—	—		—
Benefits & Perquisites (7)	—	—	394,371	394,371	394,371	—	(9)	28,306 (9)
Cash Severance (10)	—	—	—	9,150,000	—	—		—
Total	—	4,750,000	11,131,569	18,881,570	5,144,371	—		9,365,505

(1)

Assumes there would have been no Accrued Compensation due and payable if termination date is December 31, 2012. Accrued compensation consists of (i) accrued but unpaid annual cash base salary, (ii) the unpaid amount, if any, of earned and unpaid incentive bonus for the year preceding the year of termination, (iii) unreimbursed substantiated business expenses, and (iv) vested benefits, if any, under the Company’s employee benefit plans in which such executive is a participant.

(2)	Includes transition payments of $950,000 per annum payable during the five-year transition period.

(3)	Annual cash base salary consists of annual cash base salary for the remainder of the employment term through December 31, 2013.

(4)

Termination by the Company without “Cause” or by the executive with “Good Reason” includes a fixed cash payment of $2,000,000. Termination in the event of a “Change of Control” pursuant to Column (d) includes a fixed cash payment of $1,000,000. Termination by the Company for “Cause” or by the executive without “Good Reason,” includes the unpaid amount, if any, of earned and unpaid incentive compensation for the year preceding the year of termination. No incentive compensation was paid in 2011 for the bonus year ended December 31, 2010. Termination due to death or “Disability” during the employment term includes an additional payment of $1,000,000. If termination due to death or “Disability” occurs prior to commencement of the transition period, the executive will be entitled to receive an additional lump sum payment of $4,750,000. If termination due to death or “Disability” occurs on or following commencement of the executive’s transition period, the executive will be entitled to receive an additional aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period but not less than $4,750,000.

(5)

If termination occurs at the end of the employment term, the executive will receive a pro rated incentive compensation payment for the year of termination based on actual results achieved (without reduction that may apply due to any subjective performance goals). The Company did not pay incentive compensation under the Executive Incentive Plan to NEOs for the 2012 bonus year.

(6)

Does not reflect the value of shares of restricted stock and other stock-based equity awards that do not immediately vest on a termination event, which will continue to vest during the transition period. Includes the aggregate market value of shares of restricted stock for which vesting has accelerated on the specified termination event, determined by multiplying (a) the number of shares of restricted stock by (b) $ 33.00 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2012).

Does not reflect the value of vested and unexercised stock options outstanding at the time of the specified termination event. Does not reflect the value of stock options that will continue to vest and remain exercisable following the termination event. As of December 31, 2012, all outstanding stock options subject to accelerated vesting on the specified termination event were out of the money.

Does not reflect the value of performance-based equity awards under the Executive LTIP that the executive will be eligible to continue to earn during the transition period, provided the applicable performance conditions are achieved during such period.

(7)

Includes the Company’s aggregate cost as of December 31, 2012 for (i) dental and medical benefits to the executive and his dependents, (ii) life insurance and accidental death and dismemberment insurance, (iii) long-term and short-term disability insurance, (iv) lease of an automobile, and (v) 401(k) matching payments, during the five-year transition period.

(8)

Does not include the fair market value of the performance-based restricted stock units awarded to the executive by the Compensation Committee under the Executive LTIP as the performance conditions would not have been met as of December 31, 2012.

The vesting of the restricted stock and stock options awarded by the Compensation Committee to the executive under the Executive LTIP, which are subject to five-year pro rata vesting conditions, will: (a) continue to vest upon “normal retirement,” which is defined as the executive having: (i) a minimum age of 60 and (ii) the sum of the executive’s age plus years of service at FTI Consulting exceeding 65, provided, that the executive will have completed his contractual obligations under his employment agreement and the Compensation Committee provides its consent (at which time the Compensation Committee would appropriately extend the post-employment exercise period), (b) will accelerate upon a termination due to death or “Disability,” and (iii) will accelerate if there is a “Change of Control” and the executive is terminated by the acquirer for any reason, other than “Cause,” within one year of the “Change of Control.”

(9)

Includes the annual cost as of December 31, 2012 of providing the executive and/or his spouse with group health and life insurance coverage for their, his or her lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs, upon termination due to death or “Disability.” Following the end of the transition period, the Company will continue to provide such coverage but the executive will pay 100% of the annual cost.

(10)

Upon a termination event due to a “Change of Control” pursuant to Column (d), the executive will receive a lump sum cash payment equal to three times the sum of (a) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “Good Reason” right), plus (b) $2,000,000.

Name	Termination by the Company Without “Cause” ($) (a)		Termination by the Executive With “Good Reason” ($) (b)		Termination by the Company Without “Cause” or Termination by the Executive With “Good Reason” Coincident With or During the 12-Month Period After a “Change of Control” ($) (c)		Death or “Disability” ($) (d)		“Change of Control” ($) (e)
Roger D. Carlile:
Annual Cash Base Salary	—		—		—		—		—
Acceleration of Restricted Stock and Stock Option Awards: (1)
Restricted Stock	428,835	(3)	428,835	(3)	925,881	(3)	925,881	(3)	428,835	(3)
Stock Options	—		—		42,587		42,587	(3)	42,587	(3)
Severance Payment	1,450,000	(2)	1,450,000	(2)	2,900,000	(2)	—		—
Total	1,878,835		1,878,835		3,868,468		968,468		471,433
David G. Bannister:
Annual Cash Base Salary	—		—		—		—		—
Acceleration of Restricted Stock and Stock Option Awards: (1)
Restricted Stock	541,233	(3)	541,233	(3)	1,038,279	(3)	1,038,279	(3)	541,233	(3)
Stock Options	—		—		—		—		—
Severance Payment	2,100,000	(2)	2,100,000	(2)	4,200,000	(2)	—		—
Total	2,641,233		2,641,233		5,238,279		1,038,279		541,233
Eric B. Miller:
Annual Cash Base Salary	—		—		—		—		—
Acceleration of Restricted Stock and Stock Option Awards: (1)
Restricted Stock	360,393	(3)	360,393	(3)	708,609	(3)	708,609	(3)	360,393	(3)
Stock Options	—		—		—		—		—
Severance Payment	1,550,000	(2)	1,550,000	(2)	3,100,000	(2)	—		—
Total	1,910,393		1,910,393		3,808,609		708,609		360,393

(1)

The Company’s standard form of restricted stock award agreement provides that all outstanding shares of restricted stock will become fully vested and nonforfeitable upon the earliest of: (i) the occurrence of a “Change of Control” (such vesting will be deemed to occur immediately before such “Change of Control”), (ii) termination by the Company without “Cause,” (iii) termination by the executive for “Good Reason,” (iv) death, or (v) total and permanent “Disability.” The Company’s standard form of stock option agreement provides that unvested and unexercised stock options will be forfeited upon the earliest of (i) termination by the Company with or without “Cause” or (ii) termination by the executive with or without “Good Reason.” Stock options will be deemed to have vested immediately before a “Change of Control” if no other treatment has been negotiated by the parties. Upon death, stock options will vest and will remain exercisable for 12 months. Upon total and permanent “Disability,” stock options will continue to vest and will remain exercisable for 12 months after the date of termination.

Includes the aggregate market value of shares of restricted stock and stock options for which vesting will accelerate. The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $33.00 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2012). The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $33.00 (the closing price per share of common stock of the Company as reported on the NYSE for December 30, 2012) and (ii) the applicable option exercise price per share.

(2)

In the event termination occurs due to termination by the Company without “Cause” or by the executive for “Good Reason,” the executive will be entitled to a cash payment equal to the sum of (i) his then current annual cash base salary as of December 31, 2012, plus (ii) an additional specified amount (each a “ Severance Payment”).

In the event the executive is terminated without “Cause” or executive terminates his employment for “Good Reason” coincident with or during the 12-month period after a “Change of Control,” the executive will be entitled to a cash payment equal to two times the Severance Payment.

As of December 31, 2012, the annual cash base salary of Messrs. Carlile, Bannister and Miller was $1.0 million, $1.0 million and $850,00, respectively, and the Severance Payments payable to Messrs. Carlile, Bannister and Miller were $450,000, $1.1 million and $700,000, respectively.

(3)

Does not include the fair market value of the performance-based restricted stock units awarded to the executive by the Compensation Committee under the Executive LTIP as the performance conditions would not have been met as of December 31, 2012.

The vesting of the restricted stock and stock options awarded by the Compensation Committee to the executive under the Executive LTIP, which are subject to five-year pro rata vesting conditions, will: (a) continue to vest upon “normal retirement,” which is defined as the executive having: (i) a minimum age of 60 and (ii) the sum of the executive’s age plus years of service at FTI Consulting exceeding 65, provided, that the executive will have completed his contractual obligations under his employment agreement and the Compensation Committee provides its consent (at which time the Compensation Committee would appropriately extend the post-employment exercise period), (b) will accelerate upon a termination due to death or “Disability,” and (iii) will accelerate if there is a “Change of Control” and the executive is terminated by the acquirer for any reason, other than “Cause,” within one year of the “Change of Control.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions which are determined to be directly or indirectly material to a related person are disclosed in this proxy statement. The Audit Committee reviews and approves all related party transactions, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers such factors as:

■	the financial and other terms of the transaction and whether they are substantially equivalent to terms that could be negotiated with third parties;

■	the nature of the related person’s interest in the transaction;

■	the importance of the transaction to the related person and to the Company;

■	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interest of the Company; and

■	any other matters the Audit Committee deems appropriate.

2012 RELATED PERSON TRANSACTIONS

Mr. Stamas is a partner of Kirkland & Ellis LLP, a law firm that has been engaged during the last fiscal year to provide legal services to the Company in the ordinary course of business, and is a director of the Company. In addition, the Chair of the Compensation Committee consulted with K&E during 2012 with respect to executive compensation matters. At the Audit Committee meeting held in February 2012, the Audit Committee considered and approved the Company’s use of K&E to provide legal services during 2012 and the Board considered the independence of K&E to advise the Compensation Committee, and each authorized the continuation of such relationships. For the year ended December 31, 2012, fees paid by us to K&E for legal (including compensation advisory) services were approximately $250,000. In addition, K&E engages the Company on behalf of its clients to provide consulting and advisory services in the Company’s ordinary course of business. Mr. Stamas owns 17,357 shares of the Company’s common stock directly or jointly with his spouse, stock options for 82,945 shares of common stock that are currently exercisable or will be exercisable on or before May 25, 2013, and 20,941 vested and unvested deferred restricted stock units as described under “Information About the Board of Directors and Committees – Compensation of Non-Employee Directors and Policy on Non-Employee Director Equity Ownership – Director Summary Compensation Table” and “Security Ownership of Certain Beneficial Owners and Management.” The Company does not believe that Mr. Stamas has a material pecuniary direct or indirect interest in any K&E transactions with the Company.

BlackRock, Inc. (“BlackRock”) has reported sole voting and investment power over 7.99% of the outstanding shares of common stock through various investment funds. In the normal course of the Company’s business, BlackRock and its affiliates have engaged the Company and its subsidiaries to provide consulting and advisory service on an arm’s length negotiated basis. The BlackRock affiliates who have engaged us are not necessarily the same BlackRock affiliates listed on Exhibit A to the Form 13G/A filed by BlackRock on February 7, 2013 as having rights to receive dividends and proceeds from the sale of our common shares. In 2012, BlackRock and its affiliates paid us approximately $900,000 in connection with such engagements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011. We review and reassess the Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the Charter of the Audit Committee is publicly available and can be found on the Company’s website at http://www.fticonsulting.com/our-firm/governance.aspx, under Our Firm – Governance, or at http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-audit-committee-of-the-board-of-directors.pdf.

The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Gerard E. Holthaus (Chair), Denis J. Callaghan, Vernon Ellis and Henrique de Campos Meirelles. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement and related notes. The Board determined that all of the members of the Audit Committee qualify as “audit committee financial experts.”

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with management and the Company’s internal auditor and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response.

During fiscal 2012, the Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2012. KPMG attended nine regular and special meetings of the Audit Committee and met five times with the Audit Committee in closed session without management being present with respect to audit, financial reporting and internal control matters. One or more members of management attended all regular and special meetings of the Audit Committee, and management met three times with the Audit Committee in closed sessions with respect to audit, financial reporting and internal control matters. The Audit Committee met with the Head of Internal Audit of the Company two times in closed session during 2012. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Head of Internal Audit without management and other committee members being present and he reported back to the other members of the Audit Committee with respect to those meetings.

In this context, the Audit Committee hereby reports as follows:

1.	We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2012 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

2.	The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company, and accounting principles, as applied to the financial reporting of the Company.

3.	The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this proxy statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve non-audit services performed by KPMG.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2012, is independent from the Company and its management.

We have retained KPMG as the Company’s independent registered public accounting firm for 2013.

This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc.

Audit Committee

Gerard E. Holthaus, Chair

Denis J. Callaghan

Vernon Ellis

Henrique de Campos Meirelles

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2011 and 2012. In connection with the audit of the 2011 and 2012 financial statements, we entered into an engagement agreement with KPMG that set forth the terms by which KPMG performs audit services for the Company.

(in thousands)	2011	2012
Audit Fees	$1,569	$2,042
Audit-Related Fees	—	26
Tax Fees	175	248
All Other Fees	2	4

Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements, and audits of our subsidiaries that are required by statute or regulation. In 2012, approximately $2,002,500 in fees were incurred for audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and comfort letters. Audit fees for 2012 also included approximately $57,500 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm, and audit related fees primarily in connection with due diligence services. Tax fees primarily include tax compliance and planning services.

KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.

For 2011 and 2012, the Audit Committee or a subcommittee of the Audit Committee, pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that our directors, officers and beneficial owners of more than ten percent of our total outstanding shares of common stock who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our common stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2012, except that one Form 4 filed for Marc Holtzman reporting the non-employee director equity compensation payment was filed on June 20, 2012.

PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

If you want to present a proposal in our proxy statement for the 2014 annual meeting of stockholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, FTI Consulting, Inc., 777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401. Stockholders intending to present a proposal at our Annual Meeting must comply with the requirements and provide the information set forth in our By-Laws. Under our By-Laws, a stockholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m. Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders (i) a description of the business that the stockholder proposes to bring before the meeting, (ii) the stockholder’s reasons for proposing such business at the meeting, (iii) any material interest such stockholder or any stockholder associated person has in such business, including any anticipated benefit, (iv) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, and (v) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such stockholder associated person, the date on which such securities were acquired and investment intent of such acquisition, and any short interest in any Company securities. For the annual meeting of stockholders in 2014, we must receive this notice no earlier than November 21, 2013 and no later than December 21 2013. If a stockholder wishes to submit a proposal at the 2014 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting of stockholders, which will be December 21, 2013.

777 South Flagler Drive,

Phillips Point, Suite 1500 West Tower

West Palm Beach, FL 33401

+ 1-561-515-1900

fticonsulting.com

NYSE: FCN

2013 FTI Consulting, Inc. All Right Reserved

FTI CONSULTING, INC.

ATTN: JOANNE F. CATANESE

CORPORATE SECRETARY

777 SOUTH FLAGLER DRIVE,

PHILLIPS POINT, SUITE 1500 WEST TOWER,

WEST PALM BEACH, FLORIDA 33401

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

M59176-P37659

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FTI CONSULTING, INC.

The Board of Directors recommends you vote FOR all of the director nominees named below:

1.	Election of Directors Nominees

	Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

01) Brenda J. Bacon	06) Vernon Ellis

02) Denis J. Callaghan	07) Gerard E. Holthaus

03) Claudio Costamagna	08) Marc Holtzman

04) James W. Crownover	09) Dennis J. Shaughnessy

05) Jack B. Dunn, IV

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2.	Ratify the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐
		For	Against	Abstain
3.	Advisory (non-binding) vote on named executive officer compensation, as described in the proxy statement for the 2013 Annual Meeting of Stockholders.	☐	☐	☐

NOTE: Such other business that may properly come before the meeting and any postponement or adjournment thereof to the extent permitted by applicable law.

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap is/are available at www.proxyvote.com.

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M59177-P37659

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING,INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of FTI Consulting, Inc. (the “Company”) hereby appoint(s) Messrs. Jack B. Dunn, IV and Roger D. Carlile, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on June 5, 2013 at the executive office of the Company located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401 at 9:30 a.m. Eastern Daylight Time, and at any and all postponements and adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting, with all powers possessed by the undersigned as if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSALS NO. 2 AND NO. 3, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF TO THE EXTENT PERMITTED BY LAW.

(Continued and to be signed on the reverse side)

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